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                                WBK STRYPES TRUST





                            FORWARD PURCHASE CONTRACT







                          Dated: ________________, 1997


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                                       I.

                                   Definitions.............................. 2
            1.1.  Definitions..............................................  2
                        "Acceleration Amount"..............................  2
                        "Acceleration Amount Notice".......................  2
                        "Acceleration Date"................................  2
                        "Acceleration Value"...............................  2
                        "Adjusted Present Value"...........................  3
                        "Adjusted Treasury Rate"...........................  3
                        "Administrator"....................................  3
                        "Aggregate Acceleration Value".....................  3
                        "Agreement"........................................  3
                        "AMP or Seller Event of Default"...................  3
                        "Adjusted Present Value"...........................  4
                        "Asset Value"......................................  4
                        "Asset Value Requirement"..........................  4
                        "ASX"..............................................  4
                        "Australian Government Securities".................  4
                        "Australian Trust".................................  5
                        "Bank".............................................  5
                        "Bank ADSs" or "ADSs"..............................  5
                        "Bank Ordinary Shares".............................  5
                        "Bankruptcy Code"..................................  5
                        "Business Day".....................................  5
                        "Cash Dissolution Event"...........................  5
                        "Cash Payment Amount"..............................  5
                        "Cash Reorganization Amount".......................  5
                        "Cash Reorganization Price"........................  5
                        "Cash Settlement Option"...........................  5
                        "CHESS"............................................  5
                        "CHESS Identification".............................  5
                        "Closing"..........................................  5
                        "Closing Date".....................................  5
                        "Closing Price"....................................  5
                        "Comparable Treasury Issue"........................  6
                        "Comparable Treasury Price"........................  6
                        "Contract Commitment"..............................  6
                        "Contract Consideration"...........................  7
                        "Corporations Law".................................  7
                        "Custodian"........................................  7
                        "Date of Delivery".................................  7
                        "delivery".........................................  7

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                        "Dissolution Event"................................  7
                        "Distributed Assets"...............................  7
                        "Eligible Exchange Property".......................  8
                        "Escrow Account"...................................  8
                        "Escrow Agent".....................................  8
                        "Escrow Agreement".................................  8
                        "Escrow Amount"....................................  8
                        "Event of Default".................................  8
                        "Exchange Agent"...................................  8
                        "Exchange Amount"..................................  8
                        "Exchange Date"....................................  8
                        "Exchange Property"................................  8
                        "Exchange Property Event of Default"...............  9
                        "Exchange Property Requirement"....................  9
                        "Extraordinary Cash Dividend"......................  9
                        "Firm Consideration Amount"........................  9
                        "Firm Contract Commitment".........................  9
                        "Firm Payment Date"................................  9
                        "Government Securities"............................  9
                        "Indebtedness"..................................... 10
                        "Independent Dealers".............................. 10
                        "Ineligible Exchange Property"..................... 10
                        "Initial Amount"................................... 10
                        "Initial Price".................................... 10
                        "Initial STRYPES".................................. 10
                        "Insufficiency Determination"...................... 10
                        "Lien"............................................. 10
                        "Market Value"..................................... 10
                        "Maximum Contract Commitment"...................... 11
                        "Maximum Contract Consideration"................... 11
                        "Maximum Deliverable Number"....................... 11
                        "Nominee Trust Agreement".......................... 11
                        "NYSE"............................................. 11
                        "Option Consideration Amount"...................... 11
                        "Option Contract Commitment"....................... 11
                        "Option STRYPES"................................... 11
                        "Partial Cash Distribution Date"................... 11
                        "Partial Cash Distribution Event".................. 11
                        "Person"........................................... 11
                        "Prior Exchange Property".......................... 11
                        "Purchase Agreement"............................... 12
                        "Purchaser"........................................ 12
                        "Purchaser Repayment Event"........................ 12
                        "Quotation Agent".................................. 12

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                        "Reference Date"................................... 12
                        "Reference Property"............................... 12
                        "Reference Property Value"......................... 12
                        "Reference Security"............................... 12
                        "Reference Security Issuer Dissolution Event"...... 12
                        "Reference Treasury Dealer"........................ 13
                        "Reference Treasury Dealer Quotations"............. 13
                        "Remaining Life"................................... 13
                        "Reorganization Event"............................. 13
                        "Responsible Officer".............................. 14
                        "Scheme of Arrangement"............................ 14
                        "Securities Account"............................... 14
                        "Securities Act"................................... 14
                        "Seller"........................................... 14
                        "Seller Repayment Event"........................... 14
                        "Settlement Date".................................. 14
                        "Sponsoring Broker"................................ 14
                        "Sponsorship  Agreement"........................... 14
                        "STRYPES".......................................... 14
                        "STRYPES Trustee" or "Trustee"..................... 14
                        "Tax".............................................. 15
                        "Threshold Appreciation Price"..................... 15
                        "Trading Day"...................................... 15
                        "Transfer Restriction"............................. 15
                        "Trust Agreement".................................. 16
                        "Trustees"......................................... 16
                        "Underwriter"...................................... 16
                        "U.S. Government Securities"....................... 16
                        "U.S. Dollar Equivalent"........................... 16

                                       II.

                   Contract Consideration or Cash Settlement............... 16
            2.1.  Sale and Purchase........................................ 16
            2.2.  Consideration............................................ 17
            2.3.  Delivery of Contract Consideration....................... 18
            2.4.  No Fractional Interests.................................. 19
            2.5.  Cash Settlement Option................................... 20
            2.6.  Conditions to Purchaser's Obligations.................... 21
            2.7.  The Seller............................................... 21

                                      III.

                        Reference Property Adjustments..................... 22

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            3.1.  (a)   Adjustment for Subdivisions, Splits, Combinations
                        or Reclassifications............................... 22
            (b)   Adjustment for Issuance of Certain Rights or Warrants.... 23
            (c)   Adjustment for Distributions............................. 24
            (d)   Adjustment for Consolidation, Merger or Other
                  Reorganization Event..................................... 24
            3.2.  Cash Distribution Events................................. 25

                                       IV.

                  Representations and Warranties of the Seller,
                  AMP and National Australia Trustees...................... 26
                  (a)   Representations and Warranties of the Seller
                        and AMP ........................................... 26
                  (b)   Representations and Warranties of AMP.............. 28
                  (c)   Representations and Warranties of National
                        Australia Trustees................................. 30

Representations and Warranties of Purchaser................................ 31

Covenants.................................................................. 33
            6.1.  Exchange Property........................................ 33
            6.2.  Affirmative Covenants.................................... 33
            6.3.  Negative Covenants....................................... 34
            6.4.  Taxes.................................................... 34
            6.5.  Tax Treatment............................................ 35
            6.6.  Certain Notices.......................................... 35
            6.7.  Limitations on Trading During Certain Days............... 36
            6.8.  Further Assurances....................................... 36
            6.9.  The Bank (Shareholdings) Act 1972........................ 36

                                      VII.

                      Administration of Exchange Property.................. 37
            7.1.  [Intentionally Deleted].................................. 37
            7.2.  Valuation of Exchange Property........................... 37
            7.3.  Substitution of Exchange Property........................ 37
            7.4.  Additional Exchange Property............................. 38
            7.5.  Examination of Exchange Property......................... 38
            7.6.  Insufficiency Determination.............................. 38
            7.7.  Transfer of Excess Exchange Property..................... 39
            7.8.  Maintenance of Exchange Property......................... 40
            7.9.  Investment of Cash Exchange Property..................... 40
            7.10. Delivery of Contract Consideration....................... 41
            7.11. Other Provisions Regarding the Exchange Property......... 41

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            (a)   Further Protections...................................... 41
            (b)   Delay in Enforcement; No Waiver.......................... 41
            (c)   Actions by Seller........................................ 42


                                       vi
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                                      VIII.

        Distributions and other Matters in Respect of Exchange Property.... 42

                                       IX.

                           Acceleration of Delivery........................ 43
            9.1.  Liquidation of Agreement Upon Event of Default........... 43
            9.2.  Cash Dissolution Event or Reference Security Issuer
                  Dissolution Event; Delivery.............................. 44

                                       X.

                                    Seller................................. 44
            10.1. Duties of Seller......................................... 44
            10.2. Reliance................................................. 44
            10.3. Liability of Seller...................................... 44
            10.4. Risk of Funds............................................ 45
            10.5. Use of Sub-Agents or Attorneys........................... 45
            10.6. Recitals and Statements.................................. 45
            10.7. Knowledge................................................ 45
            10.8. Merger................................................... 45
            10.9.  Resignation of Seller................................... 46
            10.10. Removal................................................. 46
            10.11. Release of Seller....................................... 46
            10.12. Appointment of Successor................................ 46
            10.13. Acceptance by Successor................................. 46
            10.14. Limitation of Liability................................. 47

                                       XI.

                                 Miscellaneous............................. 47
            11.1. Adjustments to Reference Property; Selection of
                  Independent Firm......................................... 47
            11.2. Notices.................................................. 48
            11.3. Consent to Jurisdiction; Appointment of Agent to
                  Accept Service of Process................................ 48
                  (a)  Consent to Jurisdiction............................. 48
                  (b)  Appointment of Service Agent........................ 48
            11.4. Survival................................................. 49
            11.5. Waiver of Immunities..................................... 49
            11.6. Judgment Currency........................................ 49
            11.7. Governing Law; Consent to Jurisdiction................... 50
            11.8. WAIVER OF JURY TRIAL..................................... 50
            11.9. Headings; Entire Agreement............................... 50


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            11.10. Amendments; Waivers..................................... 50
            11.11. Termination............................................. 50
            11.12. Successors, Assigns..................................... 51
            11.13. No Third Party Rights................................... 51
            11.14. Application of Bankruptcy Code.......................... 51
            11.15. Counterparts............................................ 51
            11.16. Trustees................................................ 51


      EXHIBIT A  Option Unit Pricing Agreement..........................Ex A-1
      EXHIBIT B  Certificate for Substituted Exchange Property..........Ex B-1
      EXHIBIT C  Certificate for Additional Exchange Property...........Ex C-1


                                      viii
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                            FORWARD PURCHASE CONTRACT

      This Forward Purchase Contract is made as of this ____ day of September __, 1997 among WBK STRYPES Trust, a business trust organized pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Purchaser"), The Bank of New York, a New York banking corporation ("BONY"), as agent and custodian for and on behalf of the Purchaser or any other custodian appointed by BONY (together with BONY, the "Custodian") and as Administrator (as defined herein), National Australia Trustees Limited, ACN 007 350 405 ("National Australia Trustees"), acting as trustee for a trust arrangement (the "Australian Trust"), established pursuant to the Nominee Trust Agreement (National Australia Trustees, in such capacity, being referred to herein as the "Seller"), and Australian Mutual Provident Society, ARBN 008 387 371, an Australian mutual insurance company ("AMP").

      WHEREAS, the Purchaser has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-1787 and 811-7565) and Pre-Effective Amendments No. 1, No. 2, No. 3, No. 4, No. 5, No. 6, No. 7, No. 8 and No. 9 thereto contemplating the offering of up to 25,000,000 of its Structured Yield Product Exchangeable for Stock(SM) (the "STRYPES"), the terms of which contemplate that, on , 2000 (the "Exchange Date"), each outstanding STRYPES will be exchanged for a specified number or amount of each type of Reference Security (as defined herein) and other property constituting part of the Reference Property (as defined herein) (or, under certain circumstances, cash, or a combination of cash and Reference Property, with an equal value).

      WHEREAS, the Purchaser has agreed, pursuant to a purchase agreement dated the date hereof (the "Purchase Agreement") among the Purchaser, the Seller, AMP and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), to issue and sell to the Underwriter an aggregate of 25,000,000 STRYPES (the "Initial STRYPES") and, at the Underwriter's option, all or any part of 3,750,000 additional STRYPES (the "Option STRYPES") to cover over-allotments, if any.

      WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of September __, 1997 (the "Trust Agreement"), among the trustees of the Purchaser and ML IBK Positions, Inc., as Sponsor.

      WHEREAS, in exchange for certain consideration to be paid by the Purchaser hereunder, the Purchaser, the Seller and AMP desire to provide for the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other property

--------
(SM) Service mark of Merrill Lynch & Co., Inc.

constituting part of the Reference Property (or, under certain circumstances, cash, or a combination of cash and Reference Property, with equal value) required by the Purchaser in order to exchange all of the STRYPES on the Exchange Date or earlier as described herein, at the prices established under this Agreement.

      WHEREAS, AMP beneficially owns at least ______ ordinary shares, par value A$1.00 per share (the "Bank Ordinary Shares"), of Westpac Banking Corporation, an Australian bank (the "Bank").

      WHEREAS, pursuant to a Nominee Trust Agreement, dated as of September __, 1997 (the "Nominee Trust Agreement"), among National Australia Trustees as trustee and AMP as beneficiary, on ________________, 1997, an aggregate of _____________ Bank Ordinary Shares are held by the Seller as trustee for AMP and the Seller has entered this agreement at the direction of AMP.

      WHEREAS, the Seller, AMP and the Purchaser desire that beneficial ownership of the Exchange Property (as defined herein) (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof) remain in AMP until the Contract Consideration is vested in or delivered to the Purchaser pursuant to the provisions of this Agreement; provided, however, that dividends, interest, distributions and other payments and the proceeds of any sale required or permitted by the provisions hereof shall be held by the Seller pursuant to the terms of the Nominee Trust Agreement to the extent such dividends, interest, distributions and other payments or proceeds constitute part of the Reference Property.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                       I.

                                   Definitions

      1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

            "Acceleration Amount" has the meaning specified in Section 9.1 hereof.

            "Acceleration Amount Notice" has the meaning specified in Section
      9.1 hereof.

            "Acceleration Date" means the date on which an Event of Default shall have occurred.


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

            "Acceleration Value" has the meaning specified in Section 9.1 hereof.

            "Adjusted Present Value" has the meaning specified in Section 3.2 hereof.

            "Adjusted Treasury Rate" means, with respect to any Cash Dissolution Event or Partial Cash Distribution Event, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be interpolated, and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date on which such event is consummated, in each case calculated on the third Business Day preceding the date on which such event is consummated.

            "Administrator" means The Bank of New York, the Administrator for the Purchaser under the Administration Agreement to be dated as of September __, 1997, or any successor thereto (the "Administration Agreement").

            "Aggregate Acceleration Value" has the meaning specified in Section
      9.1 hereof.

            "Agreement" means this Forward Purchase Contract and any schedules and exhibits hereto.

            "AMP or Seller Event of Default" means any of the following:

            (i) AMP or the Seller shall commence a voluntary action or other proceeding seeking a liquidation, reorganization or other relief with respect to itself or its debts under the bankruptcy, insolvency or other similar law now or hereafter applicable to AMP or the Seller, as the case may be, or seeking the appointment of a trustee, receiver, administrator, liquidator, custodian, judicial manager or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary action or other proceeding commenced against it, or shall take any corporate action to authorize any of the foregoing; or

            (ii) an involuntary action or other proceeding shall be commenced against AMP or the Seller seeking liquidation, reorganization or other relief with respect to it or its debts under the bankruptcy, insolvency or other similar law now or hereafter in effect applicable to AMP, or the Seller, as the case may be, or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian, judicial manager or other similar official of it or any substantial part of its property or AMP or the Seller's assets shall become subject to the jurisdiction of a bankruptcy court or similar forum; or an order for relief or similar decree shall be entered against AMP or the Seller under bankruptcy, insolvency or other similar law now or hereafter in effect except in each case for such actions or other proceedings that are being contested in good faith; provided that such involuntary action or proceeding shall be disregarded where AMP or the Seller (as the case may be) has applied to a court of competent jurisdiction within two Business Days of the commencement of such action to strike out the action or other proceeding and where that court has within five Business Days of the commencement of such action or other proceeding struck out that action or other proceeding for the reason that it was frivolous or vexatious, and in such circumstances the provisions of
      Section 2.7 shall be deemed never to have operated; or

            (iii) so long as the Reference Property includes Bank Ordinary Shares and the Exchange Property held by the Seller includes Bank Ordinary Shares held through CHESS, the Sponsoring Broker shall have resigned or been removed and a replacement Sponsoring Broker shall not have been appointed within two Business Days of the effective date of such resignation or removal; or

            (iv) all or a material part of this Agreement is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; provided that the demutualization of AMP shall not constitute an AMP or Seller Event of Default so long as in the opinion of counsel acceptable to the Purchaser (acting reasonably) such demutualization will not materially and adversely affect the ability of AMP or its successor in the case of a demutualization or the Seller to perform its obligations hereunder.

            "Adjusted Present Value" has the meaning specified in Section 3.2 hereof.

            "Asset Value" means, as of any date and with respect to any particular type of Exchange Property, an amount equal to the aggregate Market Value of such Exchange Property divided by the Exchange Property Requirement for such Exchange Property.

            "Asset Value Requirement" means, as of any date, the aggregate Market Value on such date of the Maximum Contract Consideration on such date, adjusted to reflect the Exchange Property Requirement with respect to Government Securities held by the Seller as Exchange Property.

            "ASX" means Australian Stock Exchange Limited (ACN 008 624 691).

            "Australian Government Securities" means direct obligations of the Commonwealth of Australia that mature on a date that is 90 days or less from the date such obligations are acquired by the Seller hereunder, but in any event prior to the Closing Date.

            "Australian Trust" has the meaning specified on the first paragraph of this Agreement.

            "Bank" has the meaning specified in the fifth recital in this Agreement.

            "Bank ADSs" or "ADSs" means any American Depositary Shares of the Bank.

            "Bank Ordinary Shares" has the meaning specified in the fifth recital in this Agreement.

            "Bankruptcy Code" means Title 11 of the United States Code.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE, the National Association of Securities Dealers, Inc. National Market, or banking institutions or trust companies in The City of New York and any other place where payment under this Agreement or the Escrow Agreement is required to be made are authorized or obligated by law or executive order to close.

            "Cash Dissolution Event" has the meaning specified in the definition of Reorganization Dissolution Event.

            "Cash Payment Amount" has the meaning specified in Section 2.5(a) hereof.

            "Cash Reorganization Amount" has the meaning specified in Section
      3.2 hereof.

            "Cash Reorganization Price" has the meaning specified in Section 3.2 hereof.

            "Cash Settlement Option" has the meaning specified in Section 2.5(a) hereof.

            "CHESS" means the Securities Clearing House System operated by ASX to facilitate uncertificated share transfer and registration.

            "CHESS Identification" means the holder identification number (HIN) given to a holder of shares to facilitate the registration and transfer of shares on CHESS.

            "Closing" has the meaning specified in Section 2.3 hereof.

            "Closing Date" means any date of the Closing.

            "Closing Price" of (i) a Bank Ordinary Share constituting a Reference Security on any date of determination means (a) (w) the closing sale price per ADS (or, if no closing sale price per ADS is reported, the last reported per ADS sale price) of Bank ADSs on the NYSE on such date or, if Bank ADSs are not listed for trading on the NYSE on such date, as reported in the composite transactions for the principal United States securities exchange on which Bank ADSs are so listed, or, if Bank ADSs are not so listed, as reported by National Association of Securities Dealers, Inc. Automated Quotation System, or if Bank ADSs are not so reported, the last quoted per ADS bid price for Bank ADSs in the over-the-counter market as reported by the National Quotation Bureau or similar organization, divided by (x) the number of Bank Ordinary Shares represented by Bank ADSs on such date of determination, or (b) if Bank ADSs are not outstanding or traded, (y) the closing price per share (or, if no closing price per share is reported, the last reported per share sale price) of Bank Ordinary Shares on the ASX on such date or, if Bank Ordinary Shares are not listed for trading on the ASX on such date, the per share market value of Bank Ordinary Shares on such date as determined by a nationally recognized independent investment banking firm in Australia retained for this purpose by the Administrator, multiplied by (z) the U.S. dollar noon buying rate in New York City for cable transfers of Australian dollars for U.S. dollars as certified by the Federal Reserve Bank of New York on such date; and (ii) a Reference Security other than a Bank Ordinary Share on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or, if such security is not so listed on a United States exchange, as reported by National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the U.S. dollar equivalent of the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the occurrence of the Cash Dissolution Event or Partial Cash Distribution Event, as the case may be, the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

            "Comparable Treasury Price" means, with respect to any Cash Dissolution Event or Partial Cash Distribution Event, (a) the average of five Reference Treasury Dealer

      Quotations for the date on which such event is consummated, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the Paying Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

            "Contract Commitment" initially means the Firm Contract Commitment and shall be increased by each Option Contract Commitment as provided in
      Section 2.1(b) hereof.

            "Contract Consideration" means (i) in the case of a Closing under
      Section 2.1 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Settlement Date as provided in
      Section 2.1, and, to the extent that AMP has elected to exercise the Cash Settlement Option or is required to deliver cash pursuant to Section 2.5(b) in lieu of Reference Property or in lieu of fractional interests in Bank Ordinary Shares, cash (ii) in the case of a Closing under Section 9.1 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Acceleration Date as provided in Section 9.1 hereof;
      (iii) in the case of a Closing under Section 9.2 hereof, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property deliverable by the Seller on the Early Settlement Date as provided in Sections 2.3 and 9.2 hereof and
      (iv) in the case of a Partial Cash Distribution Event, the amount as provided in Section 3.2.

            "Corporations Law" means the Corporations Laws of Australia.

            "Custodian" means the financial institution identified as such in the first paragraph of this Agreement, or any successor thereto.

            "Date of Delivery" has the meaning specified in Section 2.1(b) hereof.

            "delivery" means (i) with respect to Reference Securities located on an uncertificated CHESS subregister, transfer of such Reference Securities to the Purchaser as contemplated in Section 2.3(c); (ii) the delivery of cash, securities or other property, free and clear of all liens (other than a lien created or permitted by this Agreement or a Lien created by the Trust) (A) to the Seller at such location in Sydney, New South Wales, Australia or The City of New York as it shall direct, in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps or (B) to an account of the Seller in a clearing system (or with a securities intermediary) acceptable to the Seller or (iii) with respect to the delivery of Reference Securities located on an uncertificated CHESS subregister, a transfer allowed or required to be made to the Seller (if any) as a result of the operation of Section 3.1 of this Agreement. The term "deliver" used as a verb has a corresponding meaning.

            "Dissolution Event" means (i) an Exchange Property Event of Default,
      (ii) an AMP or Seller Event of Default, (iii) a Reference Security Issuer Dissolution Event, or (iv) any consolidation, merger or acquisition of an issuer of a Reference Security with, into or by another entity in connection with which all the Reference Securities constituting the Reference Property immediately prior to the consolidation, merger or acquisition are or are to be exchanged for consideration (such event being a "Cash Dissolution Event") that consists solely of cash and no other property.

            "Distributed Assets" has the meaning specified in Section 3.1(c) hereof.

            "Eligible Exchange Property" means (i) the Bank Ordinary Shares and/or cash, securities and other property constituting part of the Reference Property, and (ii) Government Securities, provided, in each case, that the Seller has good and marketable title thereto, free of all Liens (other than the Liens created by this Agreement or the Nominee Trust Agreement) and Transfer Restrictions and provided further that to the extent the number or amount of any type of Reference Security or other property constituting part of the Reference Property designated by AMP hereunder exceeds at any time the Maximum Contract Commitment, such excess number or amount thereof shall not be Eligible Exchange Property.

            "Escrow Account" has the meaning specified in Section 2.2(e).

            "Escrow Agent" means National Australia Bank Limited or any successors thereto.

            "Escrow Agreement" means the Escrow Agreement to be dated as of
      September   , 1997 between the Escrow Agent, AMP, the Seller and the
      Purchaser.

            "Escrow Amount" means U.S.$1,000,000.

            "Event of Default" means either an Exchange Property Event of Default or an AMP or Seller Event of Default or both.

            "Exchange Agent" means, The Bank of New York in its capacity as exchanger of foreign currency amounts received under this Agreement into U.S. Dollars and as calculator of any U.S. Dollar Equivalent.

            "Exchange Amount" means the number or amount of each type of Reference Security and other property constituting part of the Reference Property determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date as follows: (a) if the Reference Property Value is greater than or equal to the Threshold Appreciation Price, ____% of the number or amount of each type of Reference Property,
      (b) if the Reference Property Value is less than the Threshold Appreciation Price but is greater than the Initial Price, a percentage of the number or amount of each type of Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof is equal to the Initial Price, and (c) if the Reference Property Value is less than or equal to the Initial Price, 100% of the number or amount of each type of Reference Property.

            "Exchange Date" has the meaning specified in the first recital in this Agreement.

            "Exchange Property" means all the cash, securities and other property delivered to the Seller hereunder in respect of the Exchange Amount and held by the Seller, including, without limitation, any substitute Exchange Property delivered by AMP pursuant to Section 7.3, cash, securities or other property purchased with cash delivered by AMP pursuant to Section 7.9 or otherwise obtained by the Seller in respect of the foregoing.

            "Exchange Property Event of Default" means, at any time, (A) if no Government Securities shall be held in substitution for Reference Property at such time, failure of the assets held by the Seller to consist of at least the Maximum Contract Consideration under this Agreement and (B) if any Government Securities shall be owned by the Seller as substitute assets for Reference Property at such time, failure of such Government Securities to have an aggregate Market Value at such time equal to at least 105% of the difference between (x) the Maximum Contract Consideration and (y) the aggregate Market Value of the number or amount of each type of Reference Security and other property constituting part of the Reference Property held by the Seller at such time.

            "Exchange Property Requirement" means, as of any date and with respect to: (i) any Reference Security constituting part of the Reference Property, 100%; and (ii) any Government Securities and other property, 150%, of the U.S. Dollar Equivalent provided that upon and after any failure to cure an Insufficiency Determination by 4:00 P.M., New York City time, on the third Business Day following telephonic notice of such Insufficiency Determination as described in Section 7.6, which insufficiency shall be continuing on such third Business Day, the Exchange Property Requirement relating to any Government Securities shall be 200% of the U.S. Dollar Equivalent.

            "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, the amount, if any, by which the aggregate amount of all cash dividends or any other distribution made by the issuer of a Reference Security or made pursuant to a Scheme of Arrangement effecting a distribution of distributable profits or reserves (other than a bonus issue), whether in cash or in specie, on any Reference Security consisting of capital stock occurring in such 12-month period (or, if such Reference Security was not outstanding at the commencement of such 12-month period or was not then a part of the Reference Property, occurring in such shorter period during which such Reference Security was outstanding and was part of the Reference Property) exceeds on a per share basis 12% of the average of the Closing Prices per share of such Reference Security over such 12-month period (or such shorter period during which such Reference Security was outstanding and was part of the Reference Property); provided that, for purposes of the foregoing definition, the amount of cash dividends paid on a per share basis shall be appropriately adjusted to reflect the occurrence during such period of any stock dividend or distribution of shares of capital stock of the issuer of such Reference Security or any subdivision, split, combination or reclassification of shares of such Reference Security.

            "Firm Consideration Amount" has the meaning specified in Section 2.2(a) hereof.

            "Firm Contract Commitment" has the meaning specified in Section 2.1(a) hereof.

            "Firm Payment Date" has the meaning specified in Section 2.2(a) hereof.

            "Government Securities" includes only Australian Government Securities and U.S. Government Securities.

            "Indebtedness" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

            "Independent Dealers" has the meaning specified in Section 9.1 hereof.

            "Ineligible Exchange Property" means Exchange Property that does not constitute "Eligible Exchange Property."

            "Initial Amount" means the amount specified in Section 2.2(a) hereof.

            "Initial Price" means initially $__________, provided that, following the distribution of cash constituting Reference Property as a result of a Partial Cash Distribution Event, the Initial Price will be the product of the Initial Price in effect immediately prior to such distribution and the fraction obtained by dividing (i) the result of subtracting the aggregate Cash Reorganization Price for the Reference Securities included in the Reference Property that were disposed of in connection with such Partial Cash Distribution Event from the Reference Property Value (computed as of the related Partial Cash Distribution Date assuming such distribution had occurred), by (ii) the Reference Property Value (computed as aforesaid), with such product being rounded to the nearest cent.

            "Initial STRYPES" has the meaning specified in the second recital in this Agreement.

            "Insufficiency Determination" has the meaning specified in Section 7.6(a) hereof.

            "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance, claims or equity of any kind.

            "Market Value" means, as of any date the U.S. Dollar Equivalent of
      (a) with respect to any Reference Property consisting of cash, the amount of such cash on such date; (b) with respect to any Reference Property consisting of property other than cash or Reference Securities, the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Custodian) as of such date; (c) with respect to any Reference Property consisting of a Reference Security, an amount equal to the Closing Price of a unit of such Reference Security on such date multiplied by the number of units of such Reference Security then being valued; and (d) with respect to any Government Security, the product of (x)(i) the average unit bid price for such security as published on the Trading Day prior to such date in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted (which quotation shall be evidenced in writing) on the Trading Day prior to such date by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprising the outstanding principal amount of such security; provided that the "Market Value" of any Ineligible Exchange Property shall be zero.

            "Maximum Contract Commitment" has the meaning specified in Section 2.1(b) hereof.

            "Maximum Contract Consideration" has the meaning specified in
      Section 6.1 hereof.

            "Maximum Deliverable Number" means, with respect to any date and with respect to any type of Reference Security or other property constituting part of the Reference Property, the maximum number or amount of such type of Reference Security or other property constituting part of the Reference Property that may be required to be delivered by the Seller at the Closing pursuant to Section 2.1 hereof.

            "Nominee Trust Agreement" has the meaning specified in the sixth recital in this Agreement.

            "NYSE" means the New York Stock Exchange, Inc.

            "Option Consideration Amount" has the meaning specified in Section 2.2(b) hereof.

            "Option Contract Commitment" has the meaning specified in Section 2.1(b) hereof.

            "Option STRYPES" has the meaning specified in the second recital in this Agreement.

            "Partial Cash Distribution Date" has the meaning specified in
      Section 3.2 hereof.

            "Partial Cash Distribution Event" has the meaning specified in
      Section 3.2 hereof.

            "Person" means an individual, partnership, corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

            "Prior Exchange Property" has the meaning specified in Section 7.3(a) hereof.

            "Purchase Agreement" has the meaning specified in the second recital in this Agreement.

            "Purchaser" has the meaning specified in the introductory paragraph of this Agreement.

            "Purchaser Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of Indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such Indebtedness by the Purchaser.

            "Quotation Agent" means the Reference Treasury Dealer, which will be appointed by the Administrator.

            "Reference Date" means the date of any distribution following a Dissolution Event.

            "Reference Property" means initially five Bank Ordinary Shares and shall be subject to adjustment or replacement from time to time prior to the Business Day immediately preceding the Closing Date to reflect the adjustment, replacement or distribution of any cash, securities and/or other property resulting from the application of the provisions of Section
      3.1 hereof.

            "Reference Property Value" means, subject to the provisions of
      Section 3.1(b), the sum, determined as of 10:00 A.M. (New York City time) on the second Business Day preceding the Exchange Date, any Partial Cash Distribution Date or any Reference Date, as the case may be, of the U.S. Dollar Equivalent of (i) for any portion of the Reference Property consisting of cash, the amount of such cash, (ii) for any portion of the Reference Property consisting of property other than cash or Reference Securities, the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York

      City time) on the third Business Day preceding the Reference Date, and
      (iii) for any portion of the Reference Property consisting of a Reference Security, an amount equal to the average Closing Price per unit of such Reference Security for the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Reference Date, multiplied by the number of units of such Reference Security constituting part of the Reference Property.

            "Reference Security" means, at any time, any security (as defined in Section 2(1) of the Securities Act) then constituting part of the Reference Property.

            "Reference Security Issuer Dissolution Event" means any of the following in connection with any issuer of a Reference Security:

            (i) such issuer shall commence a voluntary action or other proceeding seeking a liquidation, reorganization or other relief with respect to itself or its debts under the bankruptcy, insolvency or other similar law now or hereafter applicable to such issuer, or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian, judicial manager or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary action or other proceeding commenced against it, or shall take any corporate action to authorize any of the foregoing except for the purposes of any Reorganization Event; or

            (ii) an involuntary action or other proceeding shall be commenced against such issuer seeking liquidation, reorganization or other relief with respect to it or its debts under the bankruptcy, insolvency or other similar law now or hereafter in effect applicable to such issuer, or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian, judicial manager or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall; or such issuer's assets shall become subject to the jurisdiction of a bankruptcy court or similar forum; or an order for relief or similar decree shall be entered against such issuer under bankruptcy, insolvency or similar law now or hereafter in effect, except in each case for such actions or other proceedings that are being contested in good faith, other than, in any case, in connection with the consolidation, merger or acquisition of such issuer with, into or by another entity; provided that such involuntary action or proceeding shall be disregarded where the relevant issuer has applied to a Court of competent jurisdiction within two Business Days of the commencement of such action to strike out the action or other proceeding and where that Court has within five Business Days of the commencement of such action or other proceeding struck out that action or other proceeding for the reason that it was frivolous or vexatious, and in such circumstances the provisions of section 2.7 shall be deemed never to have operated.

            "Reference Treasury Dealer" means a Primary U.S. Government Securities or Australian Government Securities dealer in New York City appointed by the Administrator.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Administrator, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Administrator by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date on which the Cash Dissolution Event or Partial Cash Distribution Event, as the case may be, is consummated.

            "Remaining Life" means, with respect to any Cash Dissolution Event or Partial Cash Distribution Event the period from the Third Business Day following the date of payment of the Cash Reorganization Price to holders of the applicable Reference Securities to and including the Exchange Date.

            "Reorganization Event" has the meaning specified in Section 3.1(d) hereof.

            "Responsible Officer" means, when used with respect to the Seller, any employee of the Seller whose title includes the words "Manager" or "Managing Director".

            "Scheme of Arrangement" means, (A) with respect to any Australian entity, any compromise or arrangement under Part 5.1 of the Corporations Law which has been approved by the members of an issuer of a Reference Security, whether or not it has been approved by the court, and which, if implemented, would result in (i) any person entitled to less than 50% of the voting shares in the Bank becoming entitled to more than 50% of the voting shares in that issuer of Reference Security (as those terms are defined in the Corporations Law); or (ii) the disposal by that issuer of Reference Security of its main undertaking or the disposal by the group of companies of which the Bank is the holding company, of assets comprising 50% or more of the aggregate value of the assets of that group as disclosed in the most recent consolidated accounts of that group and (B) with respect to any other party, a comparable compromise or arrangement.

            "Securities Account" means the account of the Seller identified as such to the Purchaser and AMP by notice from the Seller.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Seller" has the meaning specified in the introductory paragraph of this Agreement and includes any successor trustee appointed under the Nominee Trust Agreement as contemplated by Section 10.11 hereof.

            "Seller Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of Indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such Indebtedness by the Seller.

            "Settlement Date" has the meaning specified in Section 2.3 hereof.

            "Sponsoring Broker" means (i) Merrill Lynch Equities (Australia) Pty Ltd; or (ii) any of the following brokers nominated by the Seller: SBC Warburg Ltd., First Pacific Limited, BT Securities Limited, DMG Securities Australia Limited, County NatWest Securities Australia Limited; or (iii) another broker who is a member of the ASX nominated by the Seller and approved by the Purchaser (with such approval not to be unreasonably withheld).

            "Sponsorship Agreement" means an agreement dated ___________ __, 1997 between Merrill Lynch Equities (Australia) Pty Limited and the Seller or any other agreement that amends, varies or replaces that agreement.

            "STRYPES" has the meaning specified in the first recital in this Agreement.

            "STRYPES Trustee" or "Trustee" means the trustee or trustees of the Purchaser and include any successor appointed in accordance with the Trust Agreement.

            "Tax" means all income tax, recoupment tax, land tax, sales tax, payroll tax, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duties and other charges and levies assessed or charged or assessable or chargeable by or payable to any national, federal, state or municipal taxation or excise authority, including any interest, penalty, charge, fee or other amount imposed or made on or in respect of the failure to file a return in respect of or to pay any such tax, rates, duties, charges or levies.

            "Threshold Appreciation Price" means $__________, provided that, following the distribution of cash constituting Reference Property as a result of a Partial Cash Distribution Event, the Threshold Appreciation Price will be the product of the Threshold Appreciation Price in effect immediately prior to such distribution and the fraction obtained by dividing (i) the result of subtracting the aggregate Cash Reorganization Price for the Reference Securities included in the Reference Property that were disposed of in connection with such Partial Cash Distribution Event from the Reference Property Value (computed as of the related Partial Cash Payment Date, assuming such distribution had occurred) by (ii) the Reference Property Value (computed as aforesaid), with such product being rounded to the nearest cent.

            "Trading Day" means, with respect to any Reference Security the Closing Price of which is being determined, a day on which such Reference Security (i) is not suspended from trading on any securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the securities exchange or association or over-the-counter market that is the primary market for the trading of such Reference Security.

            "Transfer Restriction" means, with respect to any item of Exchange Property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Exchange Property or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Exchange Property itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Exchange Property be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Exchange Property, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Exchange Property, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Exchange Property and (iv) any registration or qualification requirement for such item of Exchange Property pursuant to any federal or state securities law; provided that (x) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Exchange Property, together with any evidence of the corporate or other authority of such Person, or (y) any registration or qualification requirement for such item of Exchange Property pursuant to any applicable law or stock exchange requirement which is generally applicable to all holders of such item of Exchange Property, shall not constitute a "Transfer Restriction."

            "Trust Agreement" has the meaning specified in the third recital in this Agreement.

            "Trustees" means, Donald J. Puglisi, William R. Latham III and James
      B. O'Neill in their capacity as trustees of the WBK STRYPES Trust.

            "Underwriter" has the meaning specified in the second recital in this Agreement.

            "U.S. Government Securities" means direct obligations of the United States of America that mature on a date that is 90 days or less from the date such obligations are acquired by the Seller hereunder, but in any event prior to the date of Closing.

            "U.S. Dollar Equivalent" with respect to the value of any asset or liability means (i) if such asset or liability is denominated or valued in U.S. dollars, such U.S. dollar amount; (ii) if such asset or liability (other than cash) is denominated or valued in other than in U.S. dollars, the product of the value of such asset or liability and (x) the U.S. dollar noon buying rate in New York City for cable transfers (the "Noon Buying Rate") of the currency in which the asset or liability is denominated or valued as certified by the

      Federal Reserve Bank of New York on the date on or as of which the value of the asset or liability is being determined or (y) if the Noon Buying Rate for such currency is not available on such date, a rate of exchange determined by the Exchange Agent; and (iii) if such asset or liability is cash, the U.S. dollar amount that the Exchange Agent would deliver in exchange for such cash pursuant to the Administration Agreement assuming such exchange occurs on or as of the date of payment or distribution date in respect of which the value of such asset or liability is being determined and the rate of exchange is comparable to that afforded to the Exchange Agent's best customers for comparable volume.

                                       II.

                    Contract Consideration or Cash Settlement

      2.1. Sale and Purchase. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth (including the payment to the Seller of the Firm Consideration Amount pursuant to Section 2.2), the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser on the Settlement Date, and the Purchaser agrees to acquire from the Seller on the Settlement Date, the aggregate number or amount of each type of Reference Property equal to the product of the Exchange Amount and 25,000,000, subject to the Seller's Cash Settlement Option (the "Firm Contract Commitment").

      (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth (including the payment to the Seller of Option Consideration Amount pursuant to Section 2.2), the Seller hereby grants an option to the Purchaser to purchase on the Settlement Date up to an additional number or amount of each type of the Reference Property equal to the product of the Exchange Amount and 3,750,000, subject to the Seller's Cash Settlement Option. The option granted hereby will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of obtaining the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Purchaser upon exchange of any Option STRYPES issued by the Purchaser upon exercise by the Underwriter of the option described in Section 2(b) of the Purchase Agreement. The Purchaser may exercise the option granted hereby by delivering to the Seller, upon receipt by the Purchaser of notice that the Underwriter is exercising its option to purchase Option STRYPES, prompt notice of such exercise by the Underwriter, stating the number of Option STRYPES as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). Upon delivery of any such notice as aforesaid, the Seller's Contract Commitment shall be increased automatically by a number (an "Option Contract Commitment", together with Firm Contract Commitment, the "Maximum Contract Commitment") equal to the total number of Option STRYPES then being purchased by the Underwriter.

      2.2. Consideration. (a) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of the Seller's Firm Contract Commitment shall be an amount in cash (the "Firm Consideration Amount") equal to $______________. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver an amount (the "Initial Amount") equal to the Firm Consideration Amount less the Escrow Amount to the Seller at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing of the STRYPES offering occurs after 4:30 P.M. (New York City time) on any given day) Business Day after the date hereof, or such other time not later than ten Business Days after such date as shall be agreed upon by the Purchaser and the Seller (such time and date of payment being herein called the "Firm Payment Date"). The Purchaser shall deliver the Escrow Amount to the Escrow Agent at the same time as delivery of the Initial Amount to the Seller under this Section 2.2(a) to be held by the Escrow Agent and applied as the final installment of the Firm Consideration Amount in accordance with this Agreement. The Escrow Agent will deal with the Escrow Amount in accordance with Sections 2.2(d) and 2.2(e).

      (b) The consideration to be paid by the Purchaser for the Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Contract Commitment shall be an amount in cash (the "Option Consideration Amount") equal to the product of such Option Contract Commitment and the Option Unit Consideration set forth in an Option Unit Pricing Agreement substantially in the form of Exhibit A hereto. The Option Unit Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Purchaser and the Seller. From and after the date of execution and delivery of any Option Unit Pricing Agreement, this Agreement shall be deemed to incorporate such Option Unit Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall deliver the Option Consideration Amount to the Seller on the related Date of Delivery at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Purchaser and the Seller.

      (c) Payment of the Firm Consideration Amount and any Option Consideration Amount to the Seller shall be made by Fedwire transfer of immediately available funds to a bank account to be nominated by the Seller, or such other form of payment specified by the Seller, against the acknowledgement by the Seller that it is the legal owner of the number of Bank Ordinary Shares necessary to comply with its obligations under Section 6.1 hereof and in consideration of the agreements of AMP and the Seller herein.

      (d) (i) If the Closing occurs in accordance with Section 2.3(a)(i) of this Agreement or if AMP exercises its Cash Settlement Option or is required to pay cash pursuant to Section 2.5(b), then on the second Business Day prior to the Settlement Date the Purchaser shall by notice direct the Escrow Agent to, and upon receipt of such notice the Escrow Agent shall, release the Escrow Amount and all interest earned on the Escrow Amount under Section 2.2(e) hereof to the Seller; and (ii) the Purchaser hereby irrevocably directs the Escrow Agent that, upon the occurrence of a Dissolution Event, the Escrow Agent shall release the Escrow Amount and all interest earned on the Escrow Amount to and for the benefit of the Seller absolutely and the Purchaser will be taken to have paid the Firm Consideration Amount thereupon in full.

      (e) Upon receipt of the Escrow Amount from the Purchaser, the Escrow Agent shall deposit such amount in an interest bearing account ("Escrow Account") to be held by the Escrow Agent for the purposes of this Agreement and to be held in accordance with Section 2.2(d) of this Agreement. Prior to the earlier of the Settlement Date, the Acceleration Date and the Early Settlement Date, the Escrow Agent shall hold all interest earned on the Escrow Account for the benefit of Seller absolutely and pay it to the Seller in accordance with provisions of
Section 2.2(d) of this Agreement.

      2.3. Delivery of Contract Consideration. (a) Subject to Sections 2.4, 2.5 and 3.2, consummation of the acquisition, sale and delivery of the Contract Consideration to be sold, assigned, transferred, conveyed and delivered by the Seller, and acquired by the Purchaser, pursuant to this Agreement (the "Closing") and subject to receipt by the Seller of the Escrow Amount shall take place (i) in the case of an acquisition, sale and delivery pursuant to Section
2.1 hereof, on the Business Day immediately preceding the Exchange Date (the "Settlement Date"), (ii) in the case of an acquisition, sale and delivery pursuant to Section 9.1 hereof, on the Acceleration Date or as soon as possible thereafter and (iii) in the case of an acquisition, sale and delivery pursuant to Section 9.2 hereof, on the Early Settlement Date. Subject to Section 2.3(c), delivery of the Contract Consideration shall be made at the offices of the Administrator at 101 Barclay Street, 12th Floor East, New York, New York 10286, or at such other place as shall be agreed upon by the Purchaser and the Seller. Certificates representing Reference Securities in registered form that are part of the Contract Consideration shall be registered in the Purchaser's name or in the name of a depositary or a nominee of a depositary or a holder of STRYPES as requested by the Purchaser, unless such Reference Securities are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event the Purchaser's interest in such securities shall be noted in a manner reasonably satisfactory to the Purchaser and its counsel. Other property that is a part of the Contract Consideration delivered to the Purchaser shall be transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such other property (other than restrictions created by the Purchaser or the Custodian hereunder).

      (b) On any Closing Date, upon receipt of notice from the Escrow Agent that it holds the Escrow Amount for the benefit of the Seller, the Seller shall (i) deliver and is irrevocably and unconditionally directed by each party to this Agreement to deliver the full legal and beneficial title and interest in the Contract Consideration to be delivered to the Purchaser or the Purchaser's nominee or nominees on such Closing Date free and clear of any Lien and (ii) in the case of a Closing referred to in clauses (i), (ii) and (iii) of Section 2.3(a), shall dispose of the remaining Exchange Property as instructed by AMP.

      (c) With respect to Reference Securities located on an uncertificated CHESS subregister, the Seller shall instruct the Sponsoring Broker on or before delivery of the Firm Consideration Amount on the Firm Payment Date to transfer on the Closing Date those Reference Securities listed on the ASX to the extent required to comply with the Seller's obligation under Section 2.3(b) to deliver the Contract Consideration to the Purchaser or the Purchaser's nominee or nominees. The Seller and the Purchaser will cause the Sponsoring Broker to release the sub-positions in respect of such Reference Securities under the Sponsorship Agreement to enable the Seller to deliver them to the Purchaser or its nominees as aforesaid. The Seller must also provide its CHESS identification details to the Purchaser before delivery of the Firm Consideration Amount on the Firm Payment Date.

      2.4. No Fractional Interests. No fractional units of any Reference Security shall be delivered to holders of STRYPES on the Settlement Date. Instead of any fractional unit of any such Reference Security which would otherwise be deliverable by the Seller on the Settlement Date, the Seller and AMP severally shall be obligated to make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date. To the extent practicable, the Seller will deliver fractional interests of any Reference Property other than cash or a Reference Security on the Settlement Date. If such delivery is not practicable, in lieu of any fractional interest of any Reference Property other than cash or a Reference Security which would otherwise be deliverable on the Settlement Date, the Seller and AMP severally shall be obligated to make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date of such Reference Property other than cash or a Reference Security. Provided that, prior to the Closing or upon a Dissolution Event, the Administrator must notify the Seller and AMP of any fractional units or fractional interest to which the holders of STRYPES (in respect of their aggregate holdings of STRYPES) would otherwise be absolutely entitled under the Trust Agreement and the obligations of the Seller and AMP in this Section 2.4 will extend to any such fractional units or fractional interests.

      2.5. Cash Settlement Option. (a) Notwithstanding the provisions of Sections 2.1, 2.2, 2.3 and 2.4 hereof but subject to the provisions of Section
9.1 hereof, it is a condition of this Agreement that AMP shall have the option, exercisable in its sole discretion by notice given to the Purchaser, to settle the Seller's obligations contained herein, in whole or in part, through a cash payment on the Settlement Date, in lieu of delivery of the Contract Consideration (the "Cash Settlement Option"). The amount of such cash settlement payment (the "Cash Payment Amount") to be made by the Seller shall be equal to the sum, determined as of 10:00 A.M. (New York City time) on the Settlement Date, of (i) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date consisting of cash, the U.S. Dollar Equivalent of the amount of such cash, without interest thereon, (ii) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date consisting of property other than cash or Reference Securities, in lieu of which the Cash Settlement Option is being exercised, the U.S. Dollar Equivalent of the fair market value of such property (as determined by a nationally recognized independent investment banking firm retained for this purpose by the Administrator) as of 10:00 A.M. (New York City time) on the third Business Day preceding the Exchange Date, and (iii) for any portion of the Contract Consideration otherwise deliverable on the Settlement Date, consisting of a Reference Security (including Bank Ordinary Shares) (except as provided in
Section 3.1(b)), in lieu of which the Cash Settlement Option is being exercised, an amount equal to the U.S. Dollar Equivalent of the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Exchange Date, multiplied by the number of units of such Reference Security constituting part of the Contract Consideration otherwise deliverable on the Settlement Date. The Cash Payment Amount shall be calculated to the nearest 1/100th of a dollar or, if there is not a nearest 1/100th of a dollar, then to the next higher 1/100th of a dollar. Notice of the Seller's election to exercise its Cash Settlement Option shall be irrevocable and shall be given to the Purchaser not less than 26 Business Days prior to the Settlement Date.

      (b) If the Contract Consideration otherwise deliverable on the Settlement Date includes securities and/or other property other than Bank Ordinary Shares, the Seller's right to deliver (or cause to be delivered) to the Purchaser hereunder such securities and/or other property shall be conditioned upon such securities and/or other property to be so delivered being transferable by the Purchaser, following receipt from the Seller, without any restrictions not generally applicable to all holders of such securities and/or other property (other than restrictions created by the Purchaser or the Seller hereunder). If the condition set forth in the preceding sentence shall not be satisfied with respect to any securities and/or other property to be delivered by the Seller, then, notwithstanding any other provisions hereof, the Seller's obligations contained in Sections 2.1, 2.2, 2.3 and 2.4 hereof shall be settled, with respect to such securities and/or other property, through a cash payment by AMP on the Settlement Date as provided in Section 2.5(a), in lieu of delivery of the Contract Consideration.

      (c) Payment of the Cash Payment Amount or cash payable pursuant to Section 2.5(b) or any other cash payments required under this Agreement to the Purchaser shall be made by Fedwire transfer of immediately available funds to a bank account to be nominated by the Purchaser, or such other form of payment specified by the Purchaser.

      2.6. Conditions to Purchaser's Obligations. (a) The Purchaser's obligation to deliver the Firm Consideration Amount on the Firm Payment Date is conditioned upon (w) the purchase and sale of the related STRYPES referred to in Section 2.1(a) pursuant to the Purchase Agreement having been consummated as contemplated therein, (x) the representations and warranties of the Seller, AMP and the National Australia Trustees contained in Article IV hereof being true and correct in all material respects as of the Firm Payment Date and on any other date that the representation and warranty is expressed to be made, (y) the Nominee Trust Agreement, the Sponsorship Agreement and the Escrow Agreement having been executed by the parties thereto and the delivery of the Exchange Property thereunder having been made and (z) the Purchaser having received the legal opinion of Minter Ellison, counsel for the Seller and AMP, in form and substance satisfactory to the Purchaser, dated the Firm Payment Date.

      (b) The Purchaser's obligation to deliver any Option Consideration Amount on any Date of Delivery is conditioned upon (x) the purchase and sale of the related Option STRYPES pursuant to the Purchase Agreement having been consummated as contemplated therein, (y) the representations and warranties of the Seller, AMP and the National Australia Trustees contained in Article IV hereof being true and correct in all material respects as of such Date of Delivery and (z) the Nominee Trust Agreement, the Sponsoring Agreement and Escrow Agreement having been executed by the parties thereto and the delivery of the Exchange Property thereunder having been made.

      (c) If any condition specified in this Section 2.6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the delivery of any Option Consideration Amount on a Date of Delivery which is after the Firm Payment Date, the obligation of the Purchaser to deliver such Option Consideration Amount on such Date of Delivery (and obligations of the Purchaser and the Seller with respect to the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other Reference Property in respect of the related Option Contract Commitment), may be terminated by the Purchaser by notice to the Seller at any time at or prior to the Firm Payment Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except that Sections 11.7 and 11.8 shall survive any such termination and remain in full force and effect.

      2.7. The Seller. (a) As assurance for the prompt and complete payment and performance of this Agreement by the Seller, AMP, as the beneficiary absolutely entitled under the Nominee Trust Agreement to all property held on trust under the Nominee Trust Agreement, hereby irrevocably and unconditionally directs the Seller (i) to enter into and perform this Agreement; (ii) to hold the Exchange Property on trust absolutely for the benefit and at the direction of the Purchaser upon the occurrence of a Dissolution Event and (iii) upon the occurrence of a Dissolution Event to act solely in accordance with the direction of the Custodian and for the benefit of the Purchaser in accordance with the terms hereof.

      (b) The Seller shall, at AMP's expense and in such manner and form as the Purchaser may reasonably require, give, execute and deliver any notice, instrument or document and shall take all other action that may be necessary or desirable in order to create, perfect or validate the interest in the Exchange Property granted pursuant to this clause or to enable the Seller to exercise and perform its rights and obligations pursuant to this Agreement.

      (c) The Seller and AMP agree that, in the event of any inconsistency between the provisions of this Agreement and any provision of the Nominee Trust Agreement, the provisions of this Agreement shall prevail and shall operate as an irrevocable direction that the Seller administer all of the Exchange Property held by it in accordance with the provisions of this

Agreement for the purposes of the Nominee Trust Agreement provided that nothing herein shall prejudice the Seller's protections and indemnities under the Nominee Trust Agreement.

      (d) If, as of the date of vesting of the Exchange Property in the Purchaser pursuant to this Section 2.7, the Exchange Property includes any asset not required or necessary to permit the Seller to comply with all its obligations to the Purchaser under this Agreement:

      (i) the Administrator shall forthwith calculate and identify the assets of the Australian Trust which are not required or necessary for the Seller to comply with its obligations to the Purchaser to deliver the Contract Consideration under this Agreement and shall cause and direct all necessary acts for that purpose;

      (ii) prior to such identification of those assets which are not required and necessary to comply with the Seller's obligations to the Purchaser under this Agreement, the Seller shall hold all the assets constituting the Exchange Property on behalf of Purchaser in accordance with Section 2.7(a), subject to the contingent entitlement of the AMP to hold any assets which are subsequently identified as not required to satisfy the Seller's obligation to the Purchaser to deliver the Contract Consideration under this Agreement ("Surplus Assets"), and AMP shall be absolutely entitled to Surplus Assets when all the Seller's obligations to the Purchaser have been duly and properly discharged.

                                      III.

                         Reference Property Adjustments

      3.1. (a) Adjustment for Subdivisions, Splits, Combinations or Reclassifications. If an issuer of a Reference Security shall:

                  (A) pay a stock dividend or make a distribution with respect to such Reference Security in Reference Securities;

                  (B) subdivide or split the outstanding units of such Reference Security into a greater number of units;

                  (C) combine the outstanding units of such Reference Security into a smaller number of units; or

                  (D) issue by reclassification of units of such Reference Security any units of another security of such issuer;

then, in any such event, the Reference Property shall be adjusted to include the number of units of such Reference Security and/or other security of such issuer which a holder of units of such Reference Security would have owned or been entitled to receive immediately following any such event had such holder held, immediately prior to such event, the number of units of such Reference Security constituting part of the Reference Property immediately prior to such event. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of holders of such Reference Security entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification, as the case may be. Each such adjustment shall be made successively.

      (b) Adjustment for Issuance of Certain Rights or Warrants. If an issuer of a Reference Security shall, after the date hereof, issue rights or warrants to all holders of such Reference Security entitling them to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest), at a price per Reference Security less than the then current market price for such Reference Securities, then in each such case, the Reference Property shall be adjusted multiplying the number of such Reference Securities constituting Reference Property immediately prior to the date of issuance of the rights or warrants referred to herein by a fraction, the numerator of which shall be the number of such Reference Securities outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional such Reference Securities offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of such Reference Securities outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional such Reference Securities which the aggregate offering price of the total number of Reference Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the current market price, which shall be determined by multiplying such total number of Reference Securities by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that Reference Securities are not delivered after the expiration of such rights or warrants, or if such rights or warrants are not issued, the Reference Property shall be readjusted to the Reference Property which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of Reference Securities actually delivered. Each such adjustment shall be made successively. For purposes of this Section 3.1(b), (i) the term "current market price" shall mean the average Closing Price per Reference Security for the 20 Trading Days immediately prior to the date such rights or warrants are issued; provided, however, if any event that would result in another adjustment of the Reference Property pursuant to this Section
3.1 occurs during such 20-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event and (ii) any Reference Securities issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding Reference Securities.

      (c) Adjustment for Distributions. If an issuer of a Reference Security shall, after the date hereof, pay a dividend or make a distribution to all holders of such Reference Security of cash, securities or other property (excluding any cash dividend on any Reference Security consisting of capital stock that does not constitute an Extraordinary Cash Dividend, excluding any payment of interest on such Reference Security consisting of an evidence of Indebtedness and excluding any dividend or distribution described in subsection (a) or (b) above) or issue to all holders of such Reference Security rights or warrants to subscribe for or purchase any of its securities or other property (other than rights to purchase units of such Reference Security pursuant to a plan for the reinvestment of dividends or interest and any rights and warrants referred to in 3.1(b) above) (any of the foregoing cash, securities or other property or rights or warrants being referred to herein as "Distributed Assets"), then in each such case, the Reference Property shall be adjusted to include, from and after such dividend, distribution or issuance, (x) in respect of that portion, if any, of the Distributed Assets consisting of cash, the amount of such Distributed Assets consisting of cash received for each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance, without interest thereon, plus (y) in respect of that portion, if any, of the Distributed Assets which are other than cash, the number or amount of each type of Distributed Assets other than cash received with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property on the date of such dividend, distribution or issuance, immediately prior to such dividend, distribution or issuance.

      (d) Adjustment for Consolidation, Merger or Other Reorganization Event. In the event of (i) any consolidation or merger of an issuer of a Reference Security with or into another entity (other than a consolidation or merger in which such issuer is the continuing corporation and in which the Reference Security outstanding immediately prior to the consolidation or merger is not exchanged for cash, securities or other property of such issuer or another entity), or acquisition of an issuer of a Reference Security by another entity,
(ii) any sale, transfer, lease or conveyance to another corporation of the property of an issuer of a Reference Security as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of an issuer of a Reference Security with another entity, (iv) any scheme of arrangement, or (v) any liquidation, dissolution, winding up or bankruptcy of an issuer of a Reference Security including the Bank as such (excluding any distribution in such event referred to in subsection (c) above) (any such event described in clause (i), (ii), (iii), (iv) or (v), a "Reorganization Event"), the Reference Property shall be adjusted to include, from and after the effective date for such Reorganization Event, in lieu of the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event, the amount or number of any cash, securities and/or other property owned or received in such Reorganization Event with respect to each unit of such Reference Security multiplied by the number of units of such Reference Security constituting part of the Reference Property immediately prior to the effective date for such Reorganization Event.

      3.2. Cash Distribution Events. Upon the occurrence of (a) a Cash Dissolution Event or (b) any consolidation, merger or acquisition of an issuer of a Reference Security with, into or by another entity in which some but less than all of the consideration for the Reference Securities constituting the Reference Property immediately prior to such consolidation, merger or acquisition is cash (a "Partial Cash Distribution Event"), the Seller will pay to the Purchaser pursuant to this Agreement out of the cash paid to holders of such Reference Security in connection with such event (the amount of cash paid per unit of such Reference Security is called the "Cash Reorganization Price") an amount of cash equal to the product of (i) the number of STRYPES outstanding, (ii) the number of units of such Reference Securities constituting Reference Property immediately prior to such Cash Dissolution Event or Partial Cash Distribution Event and (iii) the Adjusted Present Value of the Cash Reorganization Amount. The term "Cash Reorganization Amount" with respect to any Cash Reorganization Price means an amount equal to (i) if the Reference Property Value is greater than or equal to the Threshold Appreciation Price, % of the Cash Reorganization Price, (ii) if the Reference Property Value is less than the Threshold Appreciation Price but greater than the Initial Price, the product of the Initial Price and the percentage of the Reference Property Value that represents the Cash Reorganization Price, and (iii) if the Reference Property Value is less than or equal to the Initial Price, the Cash Reorganization Price. The "Adjusted Present Value" of any Cash Reorganization Amount is the U.S. Dollar Equivalent of the Cash Reorganization Amount, discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months) at the Adjusted Treasury Rate from the Exchange Date to the date on which the Cash Reorganization Price is paid to holders of the applicable Reference Security in connection with such Cash Dissolution Event or Partial Cash Distribution Event.

      The Trust will not dissolve upon the occurrence of a partial Cash Distribution Event. However, on the third Business Day following payment of any Cash Reorganization Price to holders of a Reference Security in connection with a partial Cash Distribution Event (a "Partial Cash Distribution Date"), the Seller will pay the Purchaser an amount equal to the product of (i) the number of STRYPES, (ii) the number of units of such Reference Securities constituting Reference Property immediately prior to such Partial Cash Distribution Event and
(iii) the Adjusted Present Value of the Cash Reorganization Amount. The Trustee will distribute such amount pro rata to the holders of STRYPES as soon as practicable thereafter. The Seller will pay any remaining Cash Reorganization Price to AMP. Following such distributions, the Reference Property will include in lieu of the Reference Securities involved in such Partial Cash Distribution Event, the securities or other non-cash property retained by or distributed to holders of such Reference Securities as a result of such Partial Cash Distribution Event, as well as any other cash, securities and other property constituting Reference Property prior to such event.

      Upon the occurrence of a Partial Cash Distribution Event, the Seller shall act only in accordance with the instructions of the Custodian with respect to the portion of the aggregate Cash Reorganization Price required to be distributed to the Purchaser pursuant to this Agreement, with the beneficial interest in any remaining aggregate Cash Reorganization Price thereafter being held for AMP until distributed to AMP at AMP's direction.

                                       IV.

                Representations and Warranties of the Seller, AMP
                        and National Australia Trustees

      (a) Representations and Warranties of the Seller and AMP. The Seller, to its best knowledge without making any independent investigation, and AMP represent and warrant to and agree with the Purchaser as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any), as of any Partial Cash Distribution Date, and as of the Closing Date (except as otherwise specified herein) as follows:

            (i) The Seller has the full corporate right, power and authority to enter into and perform its obligations under this Agreement, the Nominee Trust Agreement, the Escrow Agreement and the Sponsorship Agreement, including, without limitation, to hold, deliver and transfer the Bank Ordinary Shares and/or cash, securities and other property to be held, delivered and transferred by the Seller pursuant to this Agreement and the Nominee Trust Agreement, and to sell, transfer and deliver the Contract Consideration to be sold by the Seller pursuant to this Agreement.

            (ii) This Agreement, the Nominee Trust Agreement, the Escrow Agreement and the Sponsorship Agreement have been duly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iii) (a) At the date hereof, the Seller is the registered owner of the Bank Ordinary Shares and such Bank Ordinary Shares held under the terms of the Nominee Trust Agreement and subject to this Agreement, free and clear of any Lien other than arising under the Nominee Trust Agreement and (b) to the extent the Seller elects to deliver the Contract Consideration at any Closing, upon delivery of such Contract Consideration against payment therefor pursuant to this Agreement, assuming the Purchaser purchased legal title for value in good faith and without notice of any adverse claim, the Purchaser will have acquired all rights in and to such Contract Consideration, free and clear of any Lien (except for any Lien created by the Purchaser or the Custodian pursuant hereto). The sale, transfer and delivery of the Contract Consideration by the Seller as contemplated by this Agreement is not, and at the time of delivery of such Contract Consideration will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Seller is a party or by which it is bound.

            (iv) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Seller of this Agreement or the Nominee Trust Agreement or the consummation by the Seller of the transactions contemplated herein and therein, except such as have been already obtained under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

            (v) The execution, delivery and performance by the Seller of this Agreement, the Escrow Agreement and the Nominee Trust Agreement and the consummation by the Seller of the transactions contemplated herein and therein and compliance by the Seller with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Seller Repayment Event under, or result in the creation or imposition of any Lien other than arising under the Nominee Trust Agreement upon any property or assets of the Seller pursuant to, any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Seller is a party or by which it or any of them is bound, or to which any of the property or assets of the Seller is subject (except for such conflicts, breaches or defaults or Liens that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Nominee Trust Agreement), nor will such action result in any violation of the provisions of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Seller or any of its assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Seller or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or the Nominee Trust Agreement).

            (vi) No Transfer Restrictions (other than Transfer Restrictions created by the Seller or the Trust pursuant to this Agreement) exist with respect to or otherwise apply to the assignment of, or transfer by AMP of possession of, any items of Exchange Property to the Seller, or the subsequent sale or transfer of such items of Exchange Property by the Seller pursuant to the terms hereof.

            (vii) Except for the rights of AMP under this Agreement and the Nominee Trust Agreement, the Seller has good and marketable title to the Exchange Property held by it under the Nominee Trust Agreement, free and clear of all Liens (other than the Lien created by or pursuant to the Nominee Trust Agreement) and Transfer Restrictions (other than Transfer Restrictions created by or pursuant to this Agreement or the Nominee Trust Agreement) and has the right to deal with such Exchange Property as provided in this Agreement.

            (viii) The Seller is not in default under any instrument or agreement by which it or the Exchange Property may be bound and no litigation, arbitration, tax claim, dispute or administrative proceeding of which the Seller has received notice or service of process is pending, which default, litigation, arbitration, tax claim, dispute or administrative proceeding would have a material adverse effect on its ability to perform its obligations hereunder or on the Exchange Property or the transactions contemplated hereby.

            (ix) None of the Exchange Property is or shall be pledged by the Seller as collateral for any purposes.

            (x) The Seller is presently solvent and able to pay, and paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

      (b) Representations and Warranties of AMP. AMP represents and warrants to and agrees with the Purchaser and the Seller as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any), as of any Partial Cash Distribution Date, and as of the Closing Date (except as otherwise specified herein) as follows:

      (i) AMP is a validly constituted and existing entity under the Australian Mutual Provident Society's Act 1910 of NSW, Australia, and shall be such at all times until it is demutualized and reconstructed as a company limited by shares and subject to the Corporations Law (as a result of its satisfaction of the procedural requirements set out in Division 2 of part 2 of the Australian Mutual Provident Society (Demutualization and Reconstruction) Act 1997 of NSW, Australia), on and after which it shall be validly existing under the laws of the place of its incorporation.

      (ii) AMP has the full right, power and authority to enter into and perform its obligations under this Agreement and the Nominee Trust Agreement.

      (iii) This Agreement and the Nominee Trust Agreement have been duly authorized, executed and delivered by AMP and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of AMP enforceable against AMP in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Neither the Firm Consideration Amount received by Seller and paid to AMP on the Firm Payment Date nor any Option Consideration Amount received by Seller and paid to AMP on any Date of Delivery will be used by AMP for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

      (iv) At the date hereof, AMP is the sole beneficial owner of the Bank Ordinary Shares, free and clear of any Lien (other than those arising under the Nominee Trust Agreement). The sole transfer and delivery of the Contract Consideration by the Seller, as contemplated by this Agreement, is not, and at the time of delivery of such Contract Consideration will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which AMP or any of its subsidiaries is subject or by which any of them is bound. At or prior to the Firm Payment Date and any Date of Delivery, AMP shall have delivered to the Seller through CHESS the number of Bank Ordinary Shares at least equal to the respective Maximum Contract Consideration on such dates.

      (v) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by AMP of this Agreement or the Nominee Trust Agreement or the consummation by AMP of the transactions contemplated herein and therein, except such as have been already obtained under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

      (vi) The execution, delivery and performance by AMP of this Agreement and the Nominee Trust Agreement and the consummation by AMP of the transactions contemplated herein and therein and compliance by AMP with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or AMP Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of AMP or any subsidiary thereof pursuant to any other contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which AMP or any subsidiary thereof is a party or by which it or any of them is bound, or to which any of the property or assets of AMP or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of AMP to perform its obligations under this Agreement or the Nominee Trust Agreement), nor will such action result in any violation of the provisions of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over AMP or any subsidiary thereof or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over AMP or any subsidiary thereof or any of their assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of AMP to perform its obligations under this Agreement or the Nominee Trust Agreement or on the Exchange Property).

      (vii) The execution and performance by AMP of this Agreement, the Nominee Trust Agreement and each transaction contemplated under those documents has not violated and will not violate in any respect a provision of:

            (1) the Life Insurance Act 1995;

            (2) the by-laws, memorandum or articles of association or other constituent documents of AMP;

            (3) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on the Exchange Property; or

            (4) any other document or agreement which is binding on the Exchange Property.

      (viii) Neither AMP nor the Australian Trust is "an investment company" within the meaning of the Investment Company Act of 1940, as amended, required to the registered thereunder.

      (ix) At any Closing Date, AMP will be the sole beneficial owner of the Exchange Property; and the Exchange Property will be free and clear of any Lien (other than those arising under the Nominee Trust Agreement).

      (x) Neither AMP nor any subsidiary thereof is in default under any instrument or agreement of which it or the Exchange Property may be bound and no litigation, arbitration, tax claim, dispute or administrative proceeding of which AMP has received notice or service of process is pending which default, litigation, arbitration, tax claim, dispute or administrative proceeding would have a material adverse effect on AMP's ability to perform its obligations hereunder or on the Exchange Property or the transactions contemplated hereby.

      (xi) AMP has complied with all laws binding on it where breach may have a material adverse effect on AMP's ability to perform its obligations hereunder or on the Exchange Property.

      (xii) No Transfer Restrictions (other than Transfer Restrictions created by the Seller or the Purchaser pursuant to this Agreement) exist with respect to or otherwise apply to the assignment of, or transfer by AMP of possession of, any items of Exchange Property to the Seller hereunder, or the subsequent sale or transfer of such items of Exchange Property by the Seller to the Purchaser pursuant to the terms hereof.

      (xiii) None of the Exchange Property is or shall be pledged by AMP as collateral for any purpose.

      (xiv) AMP is presently solvent and able to pay, and paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

      (c) Representations and Warranties of National Australia Trustees. National Australia Trustees represents and warrants to and agrees with the Purchaser as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any), as of any Partial Cash Distribution Date, and as of the Closing Date as follows:

      (i) National Australia Trustees is a financial institution, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement and the Nominee Trust Agreement.

      (ii) The execution, delivery and performance by National Australia Trustees of this Agreement and the Nominee Trust Agreement have been duly authorized by all necessary corporate action on the part of National Australia Trustees (no action by the shareholders of National Australia Trustees being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the memorandum or articles of association of National Australia Trustees or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the National Australia Trustees.

      (iii) This Agreement and the Nominee Trust Agreement have been duly authorized, executed and delivered by National Australia Trustees (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the National Australia Trustees enforceable against National Australia Trustees in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (iv) It is the sole trustee of the Australian Trust.

      (v) No property of the Australian Trust has been re-settled or set aside or transferred to any other trust.

      (vi) The Australian Trust has not been terminated, nor to the best of its knowledge without any independent verification, has any event for the vesting in possession of the assets of the Australian Trust occurred.

      (vii) To its knowledge without any independent investigation its right of indemnity out of, and lien over, the assets of the Australian Trust have only been limited in the manner set out in this Agreement and the Nominee Trust Agreement.

      (viii) It will not, without the prior written consent of the Purchaser (which consent shall not to be unreasonably withheld or delayed):

            (a) transfer, distribute or advance the Bank Ordinary Shares or any other Exchange Property held by the Seller to any beneficiary of the Australian Trust except in accordance with this Agreement; or

            (b) unless required by law, vary, add to or delete any term of the Nominee Trust Agreement.

      (ix) To its knowledge without any independent investigation, it is an eligible "foreign custodian" for purposes of Section 17(f) of the Investment Company Act of 1940, as amended.

                                       V.

                   Representations and Warranties of Purchaser

      The Purchaser represents and warrants to the Seller, AMP and National Australia Trustees as of the date hereof, as of the Firm Payment Date, as of each Date of Delivery (if any) and, as of the Closing Date, as follows:

            (i) The Purchaser has been duly created and is validly existing as a business trust in good standing under the laws of the State of Delaware with power and authority to enter into and perform its obligations under this Agreement. Through the date hereof, the Purchaser's activities have been limited to (a) registering the Purchaser under the Investment Company Act of 1940, as amended, (b) registering the offer and sale of the STRYPES under the Securities Act and (c) such other activities that are necessarily incident to, or connected with, or necessary to accomplish, the foregoing and the offer and sale of the STRYPES and the operation of the Purchaser as described in the Purchaser's Prospectus dated ___________, 1997, relating to the STRYPES.

            (ii) This Agreement and the Escrow Agreement has been duly authorized, executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (iii) No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations promulgated thereunder or state securities laws.

            (iv) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated herein and therein and compliance by the Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Purchaser Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, or to which any of the property or assets of the Purchaser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement), nor will such action result in any violation of the provisions of the Trust Agreement or, assuming the correctness of the Seller's, AMP's and National Australia Trustee's representations and warranties in Section IV, any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over the Purchaser or any of its assets or properties (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement).

                                       VI.

                                    Covenants

      6.1. Exchange Property. AMP hereby covenants to ensure that the Seller shall hold at all times during the term of this Agreement an aggregate number or amount of Bank Ordinary Shares and/or cash, securities and/or other property at least equal to the maximum number or amount of each type of Reference Security and other property constituting part of the Reference Property that may be required to be delivered by the Seller on the Settlement Date pursuant to
Section 2.1 hereof, assuming that AMP has not elected to exercise the Cash Settlement Option or is not required to pay cash pursuant to Section 2.5(b) hereof (such aggregate number of Bank Ordinary Shares and/or cash, securities and/or other property being referred to herein as the "Maximum Contract Consideration"), subject to AMP's right to deliver to the Seller Eligible Exchange Property in substitution for all or any portion of such Reference Property as hereinafter provided.

      6.2. Affirmative Covenants. During the term of this Agreement, each of the Seller and AMP covenants and agrees that it will;

      (a) Furnish to the Purchaser as soon as possible and in any event within twenty calendar days after such party shall become aware of the occurrence of any failure by such party to comply with or perform any agreement or obligation contained in Sections 6.1, 6.2, 6.3, 6.4 or 7.8 of this Agreement, continuing on the date of such statement, a statement describing such failure and setting forth details of such failure and the action which the Seller has taken and proposes to take with respect thereto.

      (b) Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, including the Exchange Property held by the Seller, except to the extent contested in good faith.

      (c) Preserve and maintain its existence, rights (contractual and statutory), powers, franchises and qualifications, other than those the termination of which does not have a material adverse effect on its ability to perform its obligations hereunder or under the Nominee Trust Agreement.

      (d) At any reasonable time and from time to time, upon reasonable notice, prior to the occurrence of a Dissolution Event with respect to such party, and upon any notice after the occurrence of a Dissolution Event, permit the Purchaser or representatives thereof to visit the offices of, such party, and to discuss the affairs, finances and accounts of such party with any of the officers or directors of such party.

      (e) In relation to the Exchange Property, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions, in accordance with appropriate accounting principles consistently applied.

      6.3. Negative Covenants. (a) During the term of this Agreement, each of the Seller and AMP covenants and agrees that it will not:

      (i) Except for the transactions contemplated by this Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Exchange Property, nor will it create, incur or permit to exist any Lien (other than arising under the Nominee Trustee Agreement) on or with respect to any of the Exchange Property, any interest therein, or any proceeds thereof.

      (ii) Without the consent of the Purchaser create or suffer to exist any Indebtedness of the Seller, or amend the Nominee Trust Agreement or this Agreement or permit or cause the Seller to hold any property other than Exchange Property except as provided herein.

      (b) AMP covenants and agrees that it will not give a direction to the Seller that the Seller use the Firm Consideration Amount received by the Seller on the Firm Payment Date nor any Option Consideration Amount received by the Seller on any Date of Delivery for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of Federal Reserve System.

      6.4. Taxes. AMP shall pay or reimburse the Seller and the Purchaser for any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereinafter imposed, levied, collected, withheld or assessed with respect to or arising out of the Exchange Property, the execution and delivery by AMP and the Seller of this Agreement and the performance by AMP, the Seller and the Purchaser of their respective obligations hereunder and the exercise of their respective rights hereunder, including without limitation, the transfer and delivery by AMP of the Exchange Property and other property to the Seller, transactions between the Seller and AMP involving Exchange Property and the transfer and delivery by the Seller of the Contract Consideration pursuant hereto; provided, however, that AMP's obligations under this Section 6.4 shall not extend to the payment or reimbursement of (i) any Australian income tax on gains made by the holders of STRYPES upon the sale, disposal or other transactions concerning the STRYPES or Exchange Property by such holders (ii) any United States federal, state or local income tax or similar United States tax imposed upon holders of STRYPES solely by reason of their ownership of STRYPES or (iii) any other income taxes arising after (but not as a result of the delivery of) a Dissolution Event or after delivery of (but not as a result of) the Exchange Property under this Agreement. AMP shall indemnify the Seller or the Purchaser on demand against any liability for any such amounts incurred or payable by the Seller or the Purchaser, as the case may be (including fines and penalties). If the Seller is to make a payment, including payment of the Contract Consideration, to the Purchaser pursuant to this Agreement and is compelled by law to make a deduction from that payment in respect of withholding tax, AMP shall pay such amount to the Seller to ensure that the payment made by the Seller, after withholding the amount so required, is equal to the amount which the Purchaser would have been entitled to receive had no such withholding been made or required to be made and the Seller shall pay the full amount of such withholding tax to the appropriate governmental authority within the time allowed for such payment under applicable law.

      6.5. Tax Treatment. The Purchaser, AMP and the Seller hereby agree to treat, for United States Federal, state and local tax purposes, this Agreement as a pre-paid forward contract, which does not constitute, in whole or in part, indebtedness, pursuant to which the Purchaser is obligated to purchase at any Closing the Contract Consideration which the Seller is obligated to deliver at that time (subject to AMP's right to deliver cash in lieu of the Contract Consideration as provided in Section 2.5 hereof). Notwithstanding the forgoing, as used in this Section 6.5, the term "forward contract" does not mean a "forward contract" as referred to in either Section 101(49)(B)(iii) of the Bankruptcy Code or Section 1259(d)(1) of the Internal Revenue Code of 1986, as amended.

      6.6. Certain Notices. (a) In case at any time while any of the STRYPES are outstanding the Seller or AMP receives written notice in its capacity as a holder or beneficial owner of any Reference Security that:

                  (i) an issuer of a Reference Security shall declare a dividend (or any other distribution) on or in respect of such Reference Security to which Section 3.1(c) hereof shall apply (other than any cash dividends, if any, paid from time to time by the issuer of such Reference Security that do not constitute Extraordinary Cash Dividends);

                  (ii) an issuer of a Reference Security shall authorize the issuance to all holders of such Reference Security of rights or warrants to subscribe for or purchase units of such Reference Security or of any other subscription rights or warrants;

                  (iii) there shall occur any conversion or reclassification of any Reference Security (other than a subdivision or combination of outstanding units of such Reference Security) or any consolidation, merger or reorganization to which an issuer of a Reference Security is a party and for which approval of any unitholders of such issuer is required, or the sale or transfer of all or substantially all of the assets of an issuer of a Reference Security; or

                  (iv) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of an issuer of a Reference Security or any issuer of a Reference Security shall commence or have commenced against it a case under the applicable law;

then the Seller or AMP, as the case may be, shall promptly notify the Purchaser and the Administrator of such fact and of (x) the date, if known by the Seller or AMP, as the case may be, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of such Reference Security of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by the Seller or AMP, as the case may be, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up has become, or is expected to become, effective or on which such bankruptcy case was commenced.

      (b) Immediately upon the occurrence of any Dissolution Event, the Seller or AMP, as the case may be, shall promptly notify the Purchaser of such occurrence and of all facts relating to such occurrence of which the Seller or AMP, as the case may be, is aware.

      6.7. Limitations on Trading During Certain Days. Each of the Seller, AMP and the Purchaser hereby agrees that it will not, and it will cause each of its subsidiaries not to, deal in those Bank Ordinary Shares (or, if applicable other Reference Securities) that the Seller is obligated to deliver on the Exchange Date or any Early Settlement Date during the 20 Trading Days immediately prior to the second Trading Day preceding the Exchange Date or any Early Settlement Date. AMP and its subsidiaries shall be entitled to deal in any other Bank Ordinary Shares (or other Reference Security), whether held by AMP its Statutory Fund No. 1 or otherwise in accordance with applicable law and whatever trading practices, policies or strategies of AMP (or any of its subsidiaries) may then be in effect.

      6.8. Further Assurances. From time to time on and after the date hereof through the Closing Date, each of the Purchaser, the Seller and AMP shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.

      6.9. The Bank (Shareholdings) Act 1972. AMP warrants and undertakes that, by reason of the execution and performance of this Agreement, all necessary approvals in respect of the acquisition of the Exchange Property will be obtained and maintained and no circumstances will exist by reason of which any person may require the Seller or any person acquiring any interests in the Exchange Property held by the Seller by reason of this Agreement, any transaction contemplated or arising from this Agreement, being or becoming subject to any order or instruction or notice requiring the disposal or divestiture of any of the Exchange Property held or to be acquired by the Seller in performance of this Agreement.

      For the purposes of giving this warranty and undertaking, AMP and the Seller are absolutely entitled to assume that no person other than AMP, the Seller or the Purchaser (either alone or with any "associate" as such term is defined in the Banks (Shareholding) Act 1972 as amended from time to time) acquiring interests in Bank Ordinary Shares by reason of holding STRYPES has or will have an interest (as defined in the Banks (Shareholdings) Act 1972 (as amended from time to time)) ("BSA Interest") in, or owns (for the purposes of clause 25 of the Deed of Settlement dated 23 August 1850 establishing the Bank (as amended from time to time)) ("DOS Ownership"), a Bank Ordinary Share, other than the interest acquired by reason of holding STRYPES.

      To the extent that a person acquiring such interests in Bank Ordinary Shares under this Agreement has or acquires now or in the future other than the interest acquired by reason of holding STRYPES (either alone or with any "associate" as such term is defined in the Banks (Shareholding) Act 1972 (as amended from time to time)) a BSA Interest or DOS Ownership, both AMP and the Seller will not, and will be taken not to, have breached this warranty or undertaking.

      Neither AMP nor the Seller are under any obligation now or in the future to inquire as to whether a person acquiring interests in Bank Ordinary Shares under this Agreement has or will have a BSA Interest or DOS Ownership.

                                      VII.

                       Administration of Exchange Property

      7.1. [Intentionally Deleted]

      7.2. Valuation of Exchange Property. From and after any substitution by AMP of Government Securities for Reference Property constituting Exchange Property pursuant to Section 7.3 hereof, the Custodian shall determine on each Business Day whether the aggregate Asset Value of the Exchange Property held by the Seller is at least equal to the Asset Value Requirement and whether an Insufficiency Determination or Exchange Property Event of Default shall have occurred, and shall provide written notice to the Seller and AMP of the Asset Value of the Exchange Property held by the Seller including notice of any Insufficiency Determination for the purposes hereof.

      7.3. Substitution of Exchange Property. AMP may substitute Exchange Property held by the Seller in accordance with the following provisions:

      (a) Unless an Event of Default or a failure by AMP to meet any of its obligations hereunder or under the Nomineee Trust Agreement has occurred and is continuing, AMP shall have the right at any time and from time to time to deliver Eligible Exchange Property to the Seller in substitution for securities, obligations or other property previously delivered to the Seller as Exchange Property hereunder ("Prior Exchange Property").

      (b) If AMP wishes to deliver Eligible Exchange Property to the Seller in substitution for Prior Exchange Property, it shall (i) give written notice to the Seller and the Administrator identifying such Prior Exchange Property, (ii) deliver to the Seller and the Administrator concurrently with such Eligible Exchange Property a certificate of an authorized officer of AMP substantially in the form of Exhibit B hereto and dated the date of such delivery, (A) identifying the items of Eligible Exchange Property being substituted for such Prior Exchange Property and such Prior Exchange Property and (B) certifying that the representations and warranties contained in such Exhibit B are true and correct on and as of the date thereof and (iii) deliver to the Seller and the Custodian concurrently with such Eligible Exchange Property an opinion (dated the date of such delivery) of counsel (who may be an employee of AMP) addressed to the Seller and the Custodian confirming the representations contained in the second sentence of paragraph 3(b) of Exhibit B hereto. In connection with any delivery of Eligible Exchange Property in substitution for Prior Exchange Property, AMP hereby covenants and agrees to take all actions necessary to transfer legal title to such Eligible Exchange Property to the Seller, and the Seller covenants and agrees to take all actions necessary to transfer legal title in such Prior Exchange Property to AMP.

      (c) No such substitution shall be made unless and until the Administrator shall have determined that the Asset Value of the Exchange Property held by the Seller at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal the aggregate Asset Value of all the Exchange Property at such time and after giving such effect shall at least equal the Asset Value Requirement. The Administrator shall determine the Asset Value of all such Exchange Property promptly and, promptly after the required determination has been made, take all such steps as are necessary to effect delivery of the Prior Exchange Property so identified to AMP, free and clear of all Liens and Transfer Restrictions, to such account or place as AMP shall have specified by notice to the Seller and otherwise in the manner contemplated for such Prior Exchange Property in the definition of "delivery" herein.

      7.4. Additional Exchange Property. AMP may deliver additional Exchange Property to the Seller at any time. Concurrently with the transfer of legal title to any additional Eligible Exchange Property to the Seller, AMP shall deliver (i) a certificate of an authorized officer of AMP substantially in the form of Exhibit C hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Exchange Property being delivered and (B) certifying that with respect to such items of additional Eligible Exchange Property the representations and warranties contained in such Exhibit C hereto are true and correct on and as of the date thereof and (ii) an opinion, dated the date of such delivery, of counsel (who may be an employee of AMP) addressed to the Seller confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit C hereto. AMP hereby covenants and agrees to take all actions necessary to transfer legal title to such additional Eligible Exchange Property to the Seller. AMP will give notice of the delivery of additional Eligible Exchange Property to the Custodian.

      7.5. Examination of Exchange Property. Upon transfer of the legal title to any securities, obligations or other property by AMP to the Seller as Exchange Property, the Seller and the Administrator shall examine such securities, obligations or property and any opinions and certificates delivered pursuant to Sections 7.3 or 7.4 or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Exchange Property.

      7.6. Insufficiency Determination. (a) If on any Business Day the Administrator determines that the aggregate Asset Value of the Exchange Property designated by AMP is less than the Asset Value Requirement (any such determination, an "Insufficiency Determination"), the Custodian shall promptly notify the Seller and AMP of such determination by telephone call to an appropriate authorized representative of the Seller and AMP followed by a written confirmation of such call.

      (b) If, by 4:00 P.M., Sydney time, on the third Business Day following the day on which telephonic notice shall have been given pursuant to the preceding
Section 7.6(a), AMP shall have failed to transfer legal title to the Seller, in the manner set forth in Section 7.4 of this Agreement, sufficient additional Eligible Exchange Property so that, after giving effect to such transfer, the aggregate Asset Value of the Exchange Property held by the Seller, as of such third Business Day is at least equal to the Asset Value Requirement, then (x) the Exchange Property Requirement with respect to any Government Securities designated by AMP hereunder shall be increased from 150% to 200%, and (y) unless an Exchange Property Event of Default shall have occurred and be continuing, the Seller shall, to the extent practicable:

            (i) commence sales, in the manner described in Section 7.6(c) below, of such portion of the Exchange Property held by the Seller consisting of Government Securities as may be required to be sold in order to generate proceeds sufficient to purchase each type of Reference Security and other property constituting part of the Reference Property, as described in the following clause (ii); and

            (ii) commence purchases, in the manner described in Section 7.6(c) below, of each type of Reference Security and other property then constituting part of the Reference Property, in such numbers or amounts as are sufficient to cause the aggregate Asset Value of the Exchange Property held by the Seller to be at least equal to the Asset Value Requirement.

Notwithstanding the foregoing, the Seller shall discontinue sales and purchases pursuant to the preceding clauses (i) and (ii), respectively, if at any time an Exchange Property Event of Default shall have occurred and be continuing. The Custodian shall determine the Market Value and the

Asset Value of the Exchange Property held by the Seller after each purchase of Reference Property pursuant to the preceding clause (ii) in order to determine whether the Asset Value Requirement is met and whether an Exchange Property Event of Default has occurred. Any cash obtained from any such sale which cannot be invested through any such purchase shall be held as, and deemed to be, Exchange Property.

      (c) Exchange Property sold and Reference Property purchased by the Seller pursuant to the preceding Sections 7.6(b)(i) and 7.6(b)(ii) and excess Exchange Property sold pursuant to Section 7.7 may be sold and purchased on any securities exchange or in any over-the-counter market or in any private purchase transaction, and at such price or prices, in each case as the Custodian may deem satisfactory, in all cases consistent with commercial reasonableness. AMP covenants and agrees that it will execute and deliver such documents and take such other action as the Seller or the Custodian deems necessary or advisable in order that any such sales and purchases may be made in compliance with law.

      7.7. Transfer of Excess Exchange Property. If, and only if, on any Business Day the Custodian determines that the aggregate Asset Value of the Eligible Exchange Property held by the Seller exceeds the Asset Value Requirement and no Event of Default or failure by AMP or the Seller to meet any of its obligations under Articles II and IV hereof has occurred and is continuing, the Seller may, at the direction of AMP, transfer legal title to any Exchange Property held by the Seller, having an aggregate Asset Value on such Business Day less than or equal to such excess, to AMP, upon delivery to the Seller of a written notice from an authorized representative of AMP indicating the items of Exchange Property to be transferred. Such Exchange Property shall be transferred only after the Seller shall have determined that the aggregate Asset Value of all of the Exchange Property held by the Seller remaining after such transfer as determined on such Business Day is at least equal to the Asset Value Requirement. The transfer of such Exchange Property shall be effected as described in Section 7.3(c) in connection with substitutions and transfers of Prior Exchange Property.

      7.8. Maintenance of Exchange Property. The Exchange Property held by the Seller shall be maintained by the Seller in a separate non-commingled account. The Seller shall use reasonable care with respect to the custody, safe-keeping and physical preservation of the Exchange Property in its possession and shall accord the Exchange Property treatment substantially equal to that which it accords its own property, it being understood that the Seller in its capacity as such shall not, except as specifically set forth herein or contemplated hereby, have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Exchange Property, whether or not the Seller has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against parties with respect to any Exchange Property or (c) investing or reinvesting any of the Exchange Property. Until the Seller satisfies its obligations hereunder to deliver the Contract Consideration to the Purchaser, the Seller shall have no right of offset against the Exchange Property with respect to any amounts owed to the Seller, whether or not arising hereunder or under the Nominee Trust Agreement, and the Seller hereby waives any such right of offset that it may otherwise have. Except as specifically provided herein, the Seller covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Exchange Property, nor will it create, incur or permit to exist any Lien or Transfer Restriction on or with respect to any of the Exchange Property, any interest therein, or any proceeds thereof.

      Any securities to be held by the Seller shall be held by the Seller as delivered, or caused to be delivered, to it by AMP (endorsed in blank) or as obtained by the Seller pursuant to Section 7.1 or 7.3, if applicable.

      In the event of any adjustment to the Reference Property resulting from the application of the provisions of Section 3.1 of this Agreement, the Seller shall take all measures reasonably designed to assure that the Exchange Property is maintained by the Seller as provided in this Agreement, including, without limitation, transmitting certificates representing Reference Securities to the issuer or its transfer agent for the preparation of new certificates to be returned to the Seller and maintained by it as required hereby.

      7.9. Investment of Cash Exchange Property. The Seller shall, with the consent of the Custodian in accordance with the written instructions of AMP, invest and reinvest all cash Exchange Property in Government Securities with maturities of 90 days or less, but in any case maturing not later than the second Business Day prior to the Exchange Date, and all such securities so obtained and amounts obtained in respect thereof shall be held as Exchange Property for all purposes hereof.

      7.10. Delivery of Contract Consideration. (a) On the Settlement Date, the Seller shall deliver to the Purchaser, in respect of Seller's obligations under
Section 2.1 of this Agreement, an aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property held by the Seller hereunder equal to the number or amount of each such type of Reference Property then required to be delivered by AMP under Section
2.1 of this Agreement, except to the extent AMP has made a proper election, pursuant to Section 2.5 hereof, to settle its obligations under Section 2.1 hereof through, is required pursuant to Section 2.4 or 2.5 to make a cash payment. Upon such delivery, the Purchaser shall hold such Reference Property free and clear of all Liens (other than Liens created by the Seller or the Purchaser hereunder) and Transfer Restrictions (other than Transfer Restrictions created by the Seller or the Purchaser hereunder).

      (b) On the Early Settlement Date (if any), the Seller shall deliver to the Purchaser, in respect of the Seller's obligations under Section 9.2 of this Agreement, an aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property then held by the Seller hereunder equal to the number or amount of each such type of Reference Property then required to be delivered by the Seller under Section 9.2 of this Agreement. Upon such delivery, the Purchaser shall hold such Reference Property free and clear of all Liens (other than Liens created by the Seller or the Purchaser hereunder) and Transfer Restrictions (other than Transfer Restrictions created by the Seller or the Purchaser hereunder).

      (c) If after effecting the delivery, if any, required by subsection (a) or
(b) of this Section 7.10, as applicable, all of the obligations of the Seller and AMP under Articles II and VII of this Agreement (including any obligation to pay the Cash Payment Amount pursuant to Section 2.5 hereof) have been discharged or sufficient funds have been deposited with or set aside by the Administrator for the discharge thereof, any remaining Reference Property then held by the Seller shall be delivered to AMP or its nominee.

      7.11. Other Provisions Regarding the Exchange Property.

      Until all obligations of each party under this Agreement have been performed in full, the parties hereto covenant and agree as follows:

      (a) Further Protections. AMP will pay in a timely fashion all taxes, assessments, fees or charges of any nature that are imposed in respect of the Exchange Property (other than where the imposition of such taxes, assessments, fees or charges is disputed in good faith by AMP) as a result of AMP's ownership thereof or any action or omission on the part of AMP. AMP will give written notice to the Seller of, and defend the Exchange Property against, any suit, action or proceeding against the Exchange Property or which could adversely affect the security interests granted hereunder.

      (b) Delay in Enforcement; No Waiver. To the extent consistent with the applicable law, the Seller can choose to delay or not to enforce any of its rights under the Nominee Trust Agreement without losing such rights. If the Seller chooses not to exercise or enforce any of its rights, AMP agrees that the Seller is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Seller's rights under the Nominee Trust Agreement must be in writing.

      (c) Actions by Seller. Prior to the occurrence of a Dissolution Event, any discretionary action taken by the Seller under this Article VII shall be taken by the Seller under this Article VII upon the instructions of AMP with notice to the Administrator.

                                      VIII.

        Distributions and other Matters in Respect of Exchange Property.

      (a) AMP shall be entitled to receive all dividends, interest, distributions and other payments relating to all of the Exchange Property, unless (a) a Dissolution Event has occurred, (b) such dividends, interest, principal or other payments constitute part of the Reference Property or (c) the payment of such amount to AMP would cause the assets of the Seller to become insufficient under the Nominee Trust Agreement and this Agreement. The Seller agrees to remit to AMP on the Business Day received or as soon as practicable thereafter all such payments received by it. At any time when the Seller is not entitled to receive any such payments hereunder, the Seller shall retain such payments (and any such payments which are received by the Seller shall be received in trust for the benefit of the Purchaser and shall be segregated from other funds of the Seller), and the Seller shall hold all such payments so retained by, or paid over to, the Seller as Exchange Property hereunder.

      (b) Unless an Event of Default has occurred and is continuing, until delivery pursuant to Section 7.10 hereof, AMP shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Exchange Property held by the Seller, and the Seller shall, upon receiving a written request from AMP, deliver to AMP or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Exchange Property which is registered in the name of the Seller or its nominee as shall be specified in such request and be in form and substance reasonably satisfactory to the Seller.

            If an Event of Default shall have occurred and be continuing, until delivery pursuant to Section 9.1 hereof, the Seller may, and at the direction of the Custodian shall, to the extent permitted by law (and AMP shall take all such action as may be necessary or appropriate to give effect to such right), vote and give consents, ratifications and waivers, and take any other action with respect to any or all of the Exchange Property in accordance with the instructions of the Custodian with the same force and effect as if the Seller were the absolute and sole owner thereof.

                                       IX.

                            Acceleration of Delivery

      9.1. Liquidation of Agreement Upon Event of Default. If an Event of Default shall occur, then (i) an Acceleration Date shall be deemed to have occurred simultaneously with the occurrence of such Event of Default, (ii) AMP's right under Section 2.5(a) shall terminate immediately and (iii) there shall become immediately deliverable and payable by the Seller to the Purchaser a number or amount of each type of Reference Security and other property constituting part of the Reference Property, allocated as proportionately as practicable (the "Acceleration Amount"), having an aggregate value (determined in the manner provided in Section 2.5(a) hereof for the Cash Payment Amount) equal to the Aggregate Acceleration Value. The "Aggregate Acceleration Value" means the product obtained by multiplying: (i) the quotient obtained by dividing
(A) the Acceleration Value by (B) 1,000 by (ii) the Contract Commitment; except that, if no quotations for the determination of the Acceleration Value are obtained as described below, the Aggregate Acceleration Value shall be the value of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Seller on such date under this Agreement if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Acceleration Date.

      The "Acceleration Value" means an amount determined on the basis of quotations from four of the nationally recognized independent investment banking firms listed on Schedule 9.1 hereto selected by the Administrator (the "Independent Dealers") as follows. Each quotation will be for the amount that would be paid to the relevant Independent Dealer in consideration of an agreement between the Purchaser and such Independent Dealer that would have the effect of preserving the Purchaser's right to receive the payments and deliveries that the Purchaser would, but for the occurrence of the Event of Default, have been entitled to receive after the Acceleration Date under Article II hereof (taking into account any Reference Property adjustments that may have been effected on or prior to the Acceleration Date), provided that, for purposes of determining the payments and deliveries to which the Purchaser is entitled under Article II hereof, the Contract Commitment shall be deemed to equal 1,000. On or as soon as reasonably practicable following the Acceleration Date, the Administrator will request each Independent Dealer to provide its quotation as soon as reasonably practicable, but in any event within two Business Days. The Administrator shall compute the Acceleration Value upon receipt of each Independent Dealer's quotation, provided that if, at the close of business on the fourth Business Day following the Acceleration Date, the Administrator shall have received quotations from fewer than four of the Independent Dealers, the Administrator shall compute the Acceleration Value using the quotations, if any, it shall have received at or prior to such time. If four quotations are provided, the Acceleration Value shall be the arithmetic mean of the two quotations remaining after disregarding the highest and lowest quotations. (For this purpose, if more than one quotation has the same highest or lowest value, then one of such quotations shall be disregarded.) If two or three quotations are provided, the Acceleration Value shall be the arithmetic mean of such quotations. If one quotation is provided, the Acceleration Value shall be equal to such quotation. If no quotations are provided, the Acceleration Value will not be determined and the Aggregate Acceleration Value shall be determined as provided above.

      As promptly as reasonably practicable after receipt of the quotations on which the Acceleration Value is based (or, as the case may be, after failure to receive any such quotations within the time period prescribed above) the Purchaser shall deliver to the Seller and AMP a notice (the "Acceleration Amount Notice") specifying the Acceleration Amount required to be delivered by the Seller. The Purchaser and the Seller agree that the Purchaser will not be entitled to recover any amounts not expressly provided for herein as a consequence of an Event of Default.

      9.2. Cash Dissolution Event or Reference Security Issuer Dissolution Event; Delivery. Notwithstanding the provisions of Sections 2.1, 2.3 and 2.5 hereof, if a Cash Dissolution Event or a Reference Security Issuer Dissolution Event shall occur, the Seller's obligations under Section 2.1 hereof shall be automatically accelerated and the Seller shall deliver to but only upon notice of such event from the Purchaser, on the earliest practicable Business Day following (but in no event later than the tenth Business Day following) (i) the date of payment to holders of the applicable Reference Securities of the applicable Cash Reorganization Price, in the case of a Cash Dissolution Event or
(ii) in all other cases, the effective date of such event (in each case, the "Early Settlement Date"), the Contract Consideration that would be required to be delivered by the Seller under this Agreement if the Exchange Date were redefined for all purposes of this Agreement (including, without limitation, for purposes of Section 2.4 hereof) to be the Early Settlement Date.

                                       X.

                                     Seller

      10.1. Duties of Seller. The Seller undertakes to perform only such duties as are expressly set forth herein and under the Nominee Trust Agreement. The duties and responsibilities of the Seller hereunder and under the Nominee Trust Agreement shall be determined solely by the express provisions hereof and of the Nominee Trust Agreement, and no other or further duties or responsibilities shall be implied.

      10.2. Reliance. Subject to the limitations, covenants and provisions hereof, the Seller may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face of any note, notice, resolution, consent, certificate, affidavit, letter, telegram, statement, order or other document furnished to it hereunder by the Purchaser or the Seller and believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall have no responsibility for determining the accuracy thereof.

      10.3. Liability of Seller. Neither the Seller nor any of its directors, officers or employees shall be liable for any action taken or omitted by it hereunder except in the case of its gross negligence, fraud, willful misconduct or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Exchange Property in its possession. The Seller may consult with counsel of its own choice, including in-house counsel, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Seller shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by the Nominee Trust Agreement or (ii) in accordance with any direction or request of the Trustees. In no event shall the Seller be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Exchange Property or (ii) the income or other distributions thereon. Except as specifically provided herein, the Seller shall not be responsible for the validity, sufficiency, collectibility or marketability of any Exchange Property delivered to or held by it hereunder or for the validity or sufficiency of this Agreement or the Lien (or the priority thereof) on the Exchange Property purported to be created hereby. In no event shall the Seller be liable for punitive, exemplary, indirect or consequential damages. Except as specifically set forth herein or contemplated hereby, the Seller shall have no duty (a) to see to any recording, filing or depositing of the Nominee Trust Agreement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Exchange Property. The Seller shall not be accountable for the use or application by the Seller of any of the proceeds of the Exchange Property.

      10.4. Risk of Funds. No provision of this Agreement or the Nominee Trust Agreement shall require the Seller to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      10.5. Use of Sub-Agents or Attorneys. The Seller may perform any duties hereunder either directly or by or through agents or attorneys, provided that the Seller shall remain liable to fulfill all of such duties to the same extent, and with the same protections, as if the Seller was performing them itself. In furtherance thereof, any subsidiary owned or controlled by the Seller, or its successors, as agent for the Seller, may perform any or all of the duties of the Seller relating to the valuation of securities and other instruments and property constituting Exchange Property hereunder.

      10.6. Recitals and Statements. The Seller shall not be responsible for the correctness of the recitals and statements herein which are made by the Purchaser and the Seller or for any statement or certificate delivered by the Seller pursuant hereto.

      10.7. Knowledge. The Seller shall not be deemed to have knowledge of any Event of Default (except an Exchange Property Event of Default) or a Dissolution Event, unless and until a Responsible Officer of the Seller shall have actual knowledge thereof or shall have received written notice thereof (on which the Seller shall be entitled to conclusively rely).

      10.8. Merger. Any corporation or association into which the Seller may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, anything herein to the contrary notwithstanding, shall be and become a successor Seller hereunder and vested with all of the title to the Exchange Property and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.

      10.9. Resignation of Seller. The Seller may resign and be discharged from its duties or obligations hereunder and under the Nominee Trust Agreement by giving thirty (30) days prior notice in writing of such resignation to the Purchaser. Such resignation shall take effect upon the appointment of a successor Seller by the Purchaser. If, within 30 days after notice by the Seller to the Purchaser and the Seller of the Seller's resignation, no successor Seller shall have been appointed and accepted the duties of the Seller as provided herein, the Seller may apply to a court of competent jurisdiction for the appointment of a successor Seller.

      10.10. Removal. The Seller may be removed at any time by an instrument or concurrent instruments in writing delivered to the Seller and signed by AMP with the consent of the Administrator. The Seller will also be removed in the event that AMP and the Seller receive a notice from the Administrator that the Seller no longer satisfies the requirements of Section 17(f) of the Investment Company Act of 1940, as amended, and the rules and regulation thereunder.

      10.11. Release of Seller. Upon effective resignation or removal, the Seller will be released from all further obligations under this Agreement and under the Nominee Trust Agreement. No release under this Section 10.11 shall extend to any existing or antecedent fraud, wilful misconduct, gross negligence or failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Exchange Property in the possession of the Seller.

      10.12. Appointment of Successor.

      If the Seller hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by AMP with the consent of the Administrator by an instrument or concurrent instruments in writing signed by AMP with the consent of the Administrator or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Seller.

      10.13. Acceptance by Successor. Every temporary or permanent successor Seller appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Seller an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Seller, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Seller shall deliver all Exchange Property held by it as the Seller hereunder to its successor. Should any instrument in writing from the Seller be required by a successor Seller for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Seller, be forthwith executed, acknowledged and delivered by the Seller.

      10.14. Limitation of Liability. Except for any liability or other obligation incurred by the Seller fraudulently, dishonestly, with gross negligence, wilful misconduct, or by failure to use reasonable care, the Seller is only liable in its capacity as trustee and to the extent of the Seller's rights in the Exchange Property and the parties to this Agreement other than the Seller may not sue the Seller in any other capacity than as trustee, including seeking appointment of a liquidator, administrator or any similar person to National Australia Trustees. AMP shall promptly compensate the Purchaser for any losses incurred by the Purchaser including any shortfall in the Contract Consideration, directly or indirectly arising from this provision.

                                      XI.

                                  Miscellaneous

      11.1. Adjustments to Reference Property; Selection of Independent Firm. The Purchaser shall be responsible for the effectuation and calculation of any adjustment to the Reference Property and any amount deliverable pursuant to Sections 2.1, 2.4, 2.5 hereof and Articles VII and IX hereof. The Purchaser shall provide the Seller reasonable opportunity to review the calculations pertaining to any adjustment of the Reference Property. As soon as practicable, but in no event later than 11:30 A.M. (New York City time) on the Business Day immediately preceding the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's calculation of the Reference Property Value, the Exchange Amount and, assuming no subsequent adjustments to the Reference Property shall be required pursuant to Article III hereof, the Contract Consideration or Cash Payment Amount, as applicable. As soon as practicable, but in no event later than 10:00 A.M. (New York City time) on the Closing Date, the Purchaser shall provide the Seller with a statement showing the Purchaser's final calculations of the amounts deliverable pursuant to Sections 2.1, 2.4, 2.5 hereof and Articles VII and IX hereof. If the Seller disagrees with any such calculation or determination, an independent accounting or investment banking firm agreed upon by the Seller and the Purchaser shall be retained to make such calculation, which shall be binding upon the Purchaser and the Seller. The fees and expenses of such firm shall be borne by the Seller. If, pursuant to the terms and conditions of this Agreement, the Administrator shall be required to retain a nationally recognized independent investment banking firm for any purpose provided herein (other than for purposes of determining the Acceleration Value pursuant to Section 9.1 hereof), such nationally recognized independent investment banking firm shall be selected and retained by the Administrator only after giving the Seller 30 days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with the Seller, and the Administrator shall not select any firm that is not reasonably acceptable to the Seller. The fees and expenses of any such nationally recognized independent investment banking firm retained by the Administrator shall be borne by the Seller.

      11.2. Notices. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 11.2): notices to the Purchaser shall be directed to it in care of the Administrator at 101 Barclay Street, 12th Floor East, New York, New York 10286, telecopy number (212) 815-7157, attention of Betty Cocozza; notices to AMP shall be directed to it at ________________________________, telecopy number _______________, attention of
_________________; notices to the Seller shall be directed to it at 23 Hunter Street, Sydney, New South Wales 2000, telecopy number _________________, attention of ____________________ with a copy to AMP. Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; (ii) transmitted by any standard form of telecommunication to the offices set forth in the preceding sentence, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested, to the offices set forth in the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      11.3. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

      (a) Consent to Jurisdiction. The Seller and AMP (with each such party being referred to in this Section 11.3 as the "Appointing Party") each irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.

      (b) Appointment of Service Agent. The Appointing Party designates, appoints, and empowers CT Corporation System with offices currently at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Appointing Party in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Appointing Party agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 11 satisfactory to the Purchaser. The Appointing Party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Appointing Party, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 11 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy to the Appointing Party as provided in this Section 11. The Appointing Party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Purchaser and any person acting on the Purchaser's behalf to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Appointing Party, or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Appointing Party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      11.4. Survival. The provisions of this Section 11 shall survive any termination of this Agreement, in whole or in part.

      11.5. Waiver of Immunities. To the extent that the Seller, AMP or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Seller and AMP hereby irrevocably and unconditionally waive and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

      11.6. Judgment Currency. The Seller and AMP, severally agree to indemnify the Purchaser against any loss incurred by the Purchaser as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Purchaser is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by the Purchaser. The foregoing indemnity shall constitute separate and independent obligations of the Seller and AMP, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      11.7. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

      11.8. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY EACH OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

      11.9. Headings; Entire Agreement. The paragraph headings and table of contents have been inserted as a reference only and are not a part of this Agreement and shall not affect the meaning or construction of any provisions hereof. Except as expressly set forth herein, this Agreement and the Nominee Trust Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter hereof.

      11.10. Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Purchaser and the Seller or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      11.11. Termination. Notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Initial STRYPES pursuant to the Purchase Agreement is not consummated as contemplated therein, this Agreement shall automatically terminate, and such termination shall be without liability of any party to any other party, except that Sections 8.3 and 8.4 shall survive any such termination and remain in full force and effect.

      11.12. Successors, Assigns. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

      11.13. No Third Party Rights. This Agreement is not intended and shall not be construed to create any rights in any person other than the Seller, AMP, the Purchaser and the holders of STRYPES and no person shall assert any rights as third party beneficiary hereunder.

      11.14. Application of Bankruptcy Code. The parties hereto acknowledge and agree that (i) the Seller is a "financial institution" for purposes of Sections 555 and 101(22) of Title 11 of the Bankruptcy Code. Upon the occurrence of a Dissolution Event, the Seller will hold the Reference Property on trust absolutely for the Purchaser and AMP shall cease to have any interest in the Reference Property subject to Section 2.7(d). Thereafter the Seller shall act solely in accordance with the directions of the Custodian and shall pursuant to this Agreement distribute to the Purchaser, for distribution pro rata to the holders of STRYPES, the Aggregate Acceleration Value in the form of Reference Property.

      11.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11.16. Trustees. By executing this Agreement, none of the Trustees assumes any personal liability hereunder except for their fraud, gross negligence or wilful misconduct or recklessness.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

Purchaser:                             Seller:

WBK STRYPES TRUST                      SIGNED SEALED AND DELIVERED
                                       on behalf of NATIONAL AUSTRALIA
                                       TRUSTEES LIMITED (ACN 007 350
                                       405) by its duly appointed attorney
                                       under power of attorney
                                       dated 28 May 1997



By:                                    By:
   -----------------------------          --------------------------------------
   Name: Donald J. Puglisi,               Name:
         as Managing Trustee              Title:



Custodian:                             AMP:

THE BANK OF NEW YORK,               AUSTRALIAN MUTUAL
  as Custodian                      PROVIDENT SOCIETY
                                    under sub-power of attorney dated [ ]
                                    pursuant to power of attorney dated
                                    October 23, 1996 who confirms that in
                                    signing, the attorney has received no
                                    notice of the revocation or amendments
                                    to the power of attorney


By:                                    By:
   -----------------------------          --------------------------------------
   Name:                                  Name:
   Title:                                 Title:

Administrator:

THE BANK OF NEW YORK,
  as Administrator



By:
   -----------------------------
   Name:
   Title:

                                                                       Exhibit A

                                WBK STRYPES TRUST
                           (a Delaware business trust)

                          Option Unit Pricing Agreement

                                                              ____________, 1997


Ladies and Gentlemen:

      Reference is made to the Forward Purchase Contract, dated as of September __, 1997 (the "Forward Purchase Contract"), among WBK STRYPES Trust (the "Purchaser"), The Bank of New York, as agent and custodian for and on behalf of the Purchaser, Australian Mutual Provident Society ("AMP") and you (the "Seller"), relating to the future purchase by the Purchaser of the Contract Consideration from the Seller. The Underwriter has exercised its option, pursuant to Section 2(b) of the Purchase Agreement, to purchase an aggregate of __________ Option STRYPES. In connection with such exercise, the Purchaser has agreed to issue and sell to the Underwriter, ______________ Option STRYPES. Payment for and delivery of such Option STRYPES will be made at ______ on _____, 1997 (the "Date of Delivery").

      Pursuant to subsection (b) of Section 2.1 of the Forward Purchase Contract, the Purchaser, AMP and the Seller hereby agree that the Option Unit Consideration to be used in calculating the Option Consideration Amount payable by the Purchaser to the Seller on the Date of Delivery as consideration for the Seller's obligation to deliver (or cause to be delivered) the Contract Consideration in respect of the Option Contract Commitment created hereby shall be $___________.*

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Forward Purchase Contract.

--------
* The Option Unit Consideration shall be an amount equal to the initial public offering price per Option STRYPES, net of (1) the underwriting discount per Option STRYPES and (2) the cost per Option STRYPES of the zero-coupon U.S. Government securities to be purchased by the Purchaser to provide for the quarterly distributions on the Option STRYPES to which this Option Unit Pricing Agreement relates. The selection of the zero-coupon U.S. Government securities to be purchased in respect of any Option STRYPES shall be made in a manner and on a basis consistent with the selection of the zero-coupon U.S. Government securities purchased in respect of the Initial STRYPES.


                                     Ex A-1

      If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser, AMP and the Seller in accordance with its terms.

                                       Very truly yours,

                                       WBK STRYPES TRUST



                                       By:
                                          --------------------------------------
                                          Name:  Donald J. Puglisi,
                                                 as Managing Trustee

CONFIRMED AND ACCEPTED, as of the
date first above written:


NATIONAL AUSTRALIA TRUSTEES LIMITED



By:
   --------------------------------
   Name:
   Title:


AUSTRALIAN MUTUAL PROVIDENT SOCIETY



By:
   --------------------------------
   Name:
   Title:


                                     Ex A-2

                                                                       EXHIBIT B

                  CERTIFICATE FOR SUBSTITUTED EXCHANGE PROPERTY

      The undersigned, ______________, [title] of Australian Mutual Provident Society ("AMP"), hereby certifies, pursuant to Section 7.3 of the Forward Purchase Contract, dated as of __________ __, 1997 among AMP, the Bank of New York, as Custodian, National Australian Trustees Limited, as Seller, and WBK STRYPES Trust (the "Agreement"; terms defined in the Agreement being used herein as defined therein), that:

      1. AMP is delivering the following securities to the Seller to be held by the Seller as substituted Exchange Property (the "Substituted Exchange Property"):

                     [Specify Substituted Exchange Property]

      2. AMP requests that the Seller transfer to AMP the following Prior Exchange Property, pursuant to Section 7.3 of the Agreement:

                        [Specify Prior Exchange Property]

      3. AMP hereby represents and warrants to the Seller and the Trust that:

      (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by AMP of possession of, any items of Substituted Exchange Property to the Seller under the Agreement, or the subsequent sale or transfer of such items of Substituted Exchange Property by the Seller pursuant to the terms of the Agreement.

      (b) Title to Exchange Property. AMP has good and marketable title to the Substituted Exchange Property, free of all Liens (other than the Lien created by the Nominee Trust Agreement) and Transfer Restrictions. Upon delivery of the Substituted Exchange Property to the Seller, the Seller will obtain title to such Substituted Exchange Property.

      This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.


                                     Ex B-1

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________, 199__.



                                       ---------------------------------
                                       Name:
                                       Title:


                                     Ex B-2

                                                                       EXHIBIT C

                  CERTIFICATE FOR ADDITIONAL EXCHANGE PROPERTY

      The undersigned, ______________, [title] of Australian Mutual Provident Society ("AMP"), hereby certifies, pursuant to Section 7.4 of the Forward Purchase Contract, dated as of __________ ___, 1997, among AMP, The Bank of New York, as Custodian, National Australian Trustees Limited (the "Seller"), and WBK STRYPES Trust (the "Agreement"; terms defined in the Agreement being used herein as defined therein), that:

      1. AMP is delivering the following securities, obligations or other property to the Seller to be held by the Seller as additional Exchange Property (the "Additional Exchange Property"):

                     [Specify Additional Exchange Property]

      2. AMP hereby represents and warrants to the Seller that:

      (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by AMP of possession of, any items of Additional Exchange Property to the Seller under the Agreement, or the subsequent sale or transfer of such items of Additional Exchange Property by the Seller pursuant to the terms of the Agreement.

      (b) Title to Exchange Property. AMP has good and marketable title to the Additional Exchange Property, free of all Liens (other than the Lien created by the Nominee Trust Agreement) and Transfer Restrictions. Upon delivery of the Additional Exchange Property to the Seller, the Seller will obtain title to such Additional Exchange Property.

      This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.


                                     Ex C-1

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of ____________, 199__.



                                       ------------------------------
                                       Name:
                                       Title:


                                     Ex C-2